APPENDIX A




                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         On August 22, 1996, Castelle ("Castelle"), Ibex Technologies, Inc. ("Ibex") and certain shareholders of Ibex executed an Agreement and Plan of Merger, dated as of August 22, 1996, pursuant to which Ibex will be merged with and into Castelle (the "Acquisition"). Upon the Acquisition, approximately 790,000 shares of Castelle Common Stock will be issued to the former shareholders of Ibex and approximately 60,000 shares of Castelle Common Stock will be reserved for issuance upon the exercise of Ibex options assumed by Castelle. The transaction is intended to be tax-free under Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests. The transaction remains subject to Castelle and Ibex shareholder approval and other closing conditions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

     Exhibit Number        Exhibit

        2.1 Agreement and Plan of Merger, dated as of August 22, 1996, among Castelle, Ibex Technologies, Inc. and Certain Shareholders of Ibex Technologies, Inc.

        20.1               Press Release issued August 23, 1996

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CASTELLE



Dated:  August 30, 1996                       By: /s/ Randall I. Bambrough
                                                  ------------------------
                                                  Randall I. Bambrough
                                                  Vice President of Finance
                                                  and Chief Financial Officer

                                INDEX TO EXHIBITS



                                                               Page number in
                                                               sequentially
Exhibit No.    Description                                     numbered version

  2.1          Agreement  and  Plan  of  Reorganization                5
               dated as of August 22, 1996 among Castelle, Ibex Technologies, Inc. and Certain
               Shareholders of Ibex Technologies, Inc.
               (incorporated herein by reference to Exhibit
               2.01 to the Registrant's Registration
               Statement on Form S-4, File No. 33-85840).

  20.1         Press Release dated August 23, 1996                    139

                      AGREEMENT AND PLAN OF REORGANIZATION


                                     among:


                                    CASTELLE,
                            a California corporation;


                            IBEX TECHNOLOGIES, INC.,
                            a California corporation;


                                       and


                 CERTAIN SHAREHOLDERS OF IBEX TECHNOLOGIES, INC.





                           ---------------------------

                           Dated as of August 22, 1996
                           ---------------------------




                                TABLE OF CONTENTS







SECTION 1.        DESCRIPTION OF TRANSACTION.................................................................... 11
         1.1      Merger of Ibex into Castelle.................................................................. 11
         1.2      Effect of the Merger.......................................................................... 12
         1.3      Closing; Effective Time....................................................................... 12
         1.4      Articles of Incorporation and Bylaws; Directors and Officers.................................. 12
         1.5      Conversion of Shares.......................................................................... 12
         1.6      Employee Stock Options........................................................................ 13
         1.7      Closing of Ibex's Transfer Books.............................................................. 14
         1.8      Exchange of Certificates...................................................................... 14
         1.9      Dissenting Shares............................................................................. 15
         1.10     Tax Consequences.............................................................................. 16
         1.11     Accounting Treatment.......................................................................... 16
         1.12     Further Action................................................................................ 16

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF IBEX AND THE DESIGNATED SHAREHOLDERS........................ 16
         2.1      Due Organization; No Subsidiaries; Etc........................................................ 16
         2.2      Articles of Incorporation and Bylaws; Records................................................. 17
         2.3      Capitalization, Etc........................................................................... 17
         2.4      Financial Statements.......................................................................... 18
         2.5      Absence of Changes............................................................................ 19
         2.6      Title to Assets............................................................................... 20
         2.7      Bank Accounts; Receivables.................................................................... 21
         2.8      Equipment; Leasehold.......................................................................... 21
         2.9      Proprietary Assets............................................................................ 21
         2.10     Contracts..................................................................................... 23
         2.11     Liabilities................................................................................... 25
         2.12     Compliance with Legal Requirements............................................................ 26
         2.13     Governmental Authorizations................................................................... 26
         2.14     Tax Matters................................................................................... 26
         2.15     Employee and Labor Matters; Benefit Plans..................................................... 27
         2.16     Environmental Matters......................................................................... 30
         2.17     Insurance..................................................................................... 30
         2.18     Related Party Transactions.................................................................... 31
         2.19     Legal Proceedings; Orders..................................................................... 31
         2.20     Authority; Binding Nature of Agreement........................................................ 32
         2.21     Non-Contravention; Consents................................................................... 32
         2.22     Full Disclosure............................................................................... 33

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF CASTELLE.................................................... 33
         3.1      Due Organization; No Subsidiaries; Etc........................................................ 34

                                       6


                                TABLE OF CONTENTS
                                  (continued)

         3.2      SEC Filings; Financial Statements............................................................. 34
         3.3      Capitalization, Etc........................................................................... 35
         3.4      Authority; Binding Nature of Agreement........................................................ 36
         3.5      Absence of Changes............................................................................ 36
         3.6      Title to Assets............................................................................... 38
         3.7      Proprietary Assets............................................................................ 38
         3.8      Liabilities................................................................................... 39
         3.9      Compliance with Legal Requirements............................................................ 39
         3.10     Governmental Authorizations................................................................... 40
         3.11     Tax Matters................................................................................... 40
         3.12     Employee and Labor Matters; Benefit Plans..................................................... 41
         3.13     Environmental Matters......................................................................... 41
         3.14     Legal Proceedings; Orders..................................................................... 41
         3.15     Non-Contravention; Consents................................................................... 42
         3.16     Full Disclosure............................................................................... 43
         3.17     Valid Issuance................................................................................ 43

SECTION 4.        CERTAIN COVENANTS OF IBEX AND THE DESIGNATED SHAREHOLDERS..................................... 44
         4.1      Access and Investigation...................................................................... 44
         4.2      Operation of Ibex's Business.................................................................. 44
         4.3      Notification; Updates to Disclosure Schedule.................................................. 46

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES........................................................... 47
         5.1      Filings and Consents.......................................................................... 47
         5.2      California Permit; Fairness Hearing........................................................... 47
         5.3      Ibex Shareholders' Meeting.................................................................... 47
         5.4      Public Announcements.......................................................................... 47
         5.5      Pooling of Interests.......................................................................... 48
         5.6      Affiliate Agreements.......................................................................... 48
         5.7      Best Efforts.................................................................................. 48
         5.8      Tax Matters................................................................................... 48
         5.9      Employment and Noncompetition Agreements...................................................... 48
         5.10     FIRPTA Matters................................................................................ 48

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF CASTELLE............................................... 49
         6.1      Satisfactory Completion of Pre-Acquisition Review............................................. 49
         6.2      Accuracy of Representations................................................................... 50
         6.3      Performance of Covenants...................................................................... 50
         6.4      Shareholder Approval.......................................................................... 50


                               TABLE OF CONTENTS
                                  (continued)


         6.5      Consents...................................................................................... 50
         6.6      Agreements and Documents...................................................................... 50
         6.7      FIRPTA Compliance............................................................................. 51
         6.8      Securities Compliance......................................................................... 51
         6.9      No Restraints................................................................................. 52
         6.10     Comfort Letter................................................................................ 52
         6.11     No Legal Proceedings.......................................................................... 52
         6.12     Amendment of Fourth Amended and Restated Registration......................................... 52


SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATIONS OF IBEX................................................... 52
         7.1      Accuracy of Representations................................................................... 52
         7.2      Performance of Covenants...................................................................... 53
         7.3      Documents..................................................................................... 53
         7.4      Shareholder Approval.......................................................................... 53
         7.5      No Restraints................................................................................. 53
         7.6      Consents...................................................................................... 53
         7.7      Securities Compliance......................................................................... 53
         7.8      No Legal Proceedings.......................................................................... 54

SECTION 8.        TERMINATION................................................................................... 54
         8.1      Termination Events............................................................................ 54
         8.2      Termination Procedures........................................................................ 55
         8.3      Effect of Termination......................................................................... 55

SECTION 9.        INDEMNIFICATION, ETC.......................................................................... 55
         9.1      Survival of Representations, Etc.............................................................. 55
         9.2      Indemnification by Designated Shareholders.................................................... 56
         9.3      Threshold; Ceiling............................................................................ 56
         9.4      Escrow Fund................................................................................... 56
         9.5      No Contribution............................................................................... 57
         9.6      Interest...................................................................................... 57
         9.7      Defense of Third Party Claims................................................................. 57
         9.8      Exercise of Remedies by Indemnitees Other Than Castelle....................................... 58
         9.9      Claims Against Consideration.................................................................. 58
         9.10     Objections to Claims.......................................................................... 58
         9.11     Resolution of Conflicts; Arbitration.......................................................... 58

SECTION 10.       MISCELLANEOUS PROVISIONS...................................................................... 61

                                       8


                               TABLE OF CONTENTS
                                  (continued)

         10.1     Designated Shareholders' Agent................................................................ 61
         10.2     Further Assurances............................................................................ 62
         10.3     Fees and Expenses............................................................................. 62
         10.4     Attorneys' Fees............................................................................... 62
         10.5     Notices....................................................................................... 62
         10.6     Confidentiality............................................................................... 64
         10.7     Time of the Essence........................................................................... 64
         10.8     Headings...................................................................................... 64
         10.9     Counterparts.................................................................................. 64
         10.10    Governing Law................................................................................. 64
         10.11    Successors and Assigns........................................................................ 64
         10.12    Remedies Cumulative; Specific Performance..................................................... 64
         10.13    Waiver........................................................................................ 65
         10.14    Amendments.................................................................................... 65
         10.15    Severability.................................................................................. 65
         10.16    Parties in Interest............................................................................65
         10.17    Entire Agreement.............................................................................. 65
         10.18    Construction.................................................................................. 65

                                       9

                                    EXHIBITS

Exhibit A-1  -  Designated Shareholders

Exhibit A-2  -  Signing Shareholders

Exhibit B    -  Certain Definitions

Exhibit C-1  -  Form of Affiliate Agreement

Exhibit C-2  -  Persons to Execute Affiliate Agreements

Exhibit D    -  Forms of Tax Representation Letters

Exhibit E    -  Form of Continuity of Interest Certificate

Exhibit F    -  Persons to Sign Employment and Noncompetition Agreements

Exhibit G    -  Forms of Employment Agreements

Exhibit H    -  Forms of Noncompetition Agreements

Exhibit I    -  Form of Legal Opinion of Graham & James LLP

Exhibit J    -  Form of Legal Opinion of Cooley Godward Castro Huddleson & Tatum

Exhibit K    -  Not Used

Exhibit L    -  Escrow Agreement

Exhibit M    -  Form of Irrevocable Proxy

                                  AGREEMENT AND
                             PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of August 22, 1996, by and among: CASTELLE, a California corporation ("Castelle"); IBEX TECHNOLOGIES, INC., a California corporation (the "Ibex"); the parties identified on Exhibit A-1 (which are referred to herein as the "Designated Shareholders") and the parties identified on Exhibit A-2 (collectively, the parties identified on Exhibit A-1 and on Exhibit A-2 are referred to herein as the "Signing Shareholders"). Certain other capitalized terms used in this Agreement are defined in Exhibit B.


                                    RECITALS

     A. Castelle and Ibex intend to effect a merger of Ibex into Castelle in accordance with this Agreement and the California General Corporation Law ("CGCL") (the "Merger").

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. This Agreement has been approved by the respective boards of directors of Castelle and Ibex.

     D. The Designated Shareholders own a total of 96,000 shares of the Common Stock (with no par value) of Ibex ("Ibex Common Stock"); and the Signing Shareholders own a total of 96,000 shares of Ibex Common Stock and a total of 48,035 shares of the Series A Convertible Preferred Stock of Ibex ("Series A Preferred Stock"), constituting all of the outstanding preferred stock of Ibex. Contemporaneously with the execution and delivery of this Agreement, each Signing Shareholder is executing and delivering to Castelle a Proxy of even date herewith.


                                    AGREEMENT

        The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 Merger of Ibex into Castelle. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Ibex shall be merged with and into Castelle, and the separate existence of Ibex shall cease. Castelle will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, San Francisco, California 94111 at 10:00 a.m. on September __, 1996, or at such other time and date during the period from August 15, 1996 through December 30, 1996 as Castelle may designate upon not less than five days' prior notice to Ibex (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Castelle prior to the Effective Time:

     (a) the Articles of Incorporation of the Surviving Corporation shall be those of Castelle;

     (b) the Bylaws of the Surviving Corporation shall be those of Castelle; and

     (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be those of Castelle with the addition of Ney Grant as President of the Ibex Division of Castelle.

     1.5 Conversion of Shares.

     (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Castelle, Ibex or any shareholder of Ibex:

          (i) If the closing market price of a share of the common stock (no par value per share) of Castelle ("Castelle Common Stock") on the business day immediately prior to the Closing (the "Preference Price") is $9.42 or greater, each share of Ibex Common Stock and each share of Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 4.17731 shares of Castelle Common Stock.

          (ii) If the Preference Price is less than $9.42, (i) the aggregate shares of Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into a number of shares of Castelle Common Stock equal to $180,000 divided by the Preference Price (the "Preferred Bonus Shares"), and (ii) each share of Ibex Common Stock and each share of Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into a number of shares of Castelle Common Stock equal to (x) 850,000 less the number of Preferred Bonus Shares divided by (y) the aggregate number of shares of Ibex Common Stock and Series A Preferred Stock outstanding, on a fully diluted basis, immediately prior to the Effective Time.

     (b) If any shares of Ibex Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Ibex, then the shares of Castelle Common Stock issued in exchange for such shares of Ibex Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Castelle Common Stock may accordingly be marked with appropriate legends.

     1.6 Employee Stock Options. At the Effective Time, each stock option that is then outstanding under Ibex's 1992 Stock Option Plan, whether vested or unvested (a "Ibex Option"), shall be assumed by Castelle in accordance with the terms (as in effect as of the date of this Agreement) of Ibex's 1992 Stock Option Plan and the stock option agreement by which such Ibex Option is evidenced. All rights with respect to Ibex Common Stock under outstanding Ibex Options shall thereupon be converted into rights with respect to Castelle Common Stock. Accordingly, from and after the Effective Time, (a) each Ibex Option assumed by Castelle may be exercised solely for shares of Castelle Common Stock,
(b) the number of shares of Castelle Common Stock subject to each such assumed Ibex Option shall be equal to the number of shares of Ibex Common Stock that were subject to such Ibex Option immediately prior to the Effective Time multiplied by the Applicable Fraction (as hereinafter defined), rounded down to the nearest whole number of shares of Castelle Common Stock, (c) the per share exercise price for the Castelle Common Stock issuable upon exercise of each such assumed Ibex Option shall be determined by dividing the exercise price per share of Ibex Common Stock subject to such Ibex Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction (as hereinafter defined), and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Ibex Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Ibex Option shall otherwise remain unchanged; provided, however, that each such assumed Ibex Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Castelle after the Effective Time. Ibex and Castelle shall take all action that may be necessary (under Ibex's 1992 Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Castelle will send to each holder of an assumed Ibex Option a written notice setting forth (i) the number of shares of Castelle Common Stock subject to such assumed Ibex Option, and (ii) the exercise price per share of Castelle Common Stock issuable upon exercise of such assumed Ibex Option. For purposes of this Section 1.6, the "Applicable Fraction" shall mean the exchange ratio identified in Section 1.5 which is utilized to convert each share of Ibex Common Stock outstanding immediately prior to the Merger into Castelle Common Stock.

     1.7 Closing of Ibex's Transfer Books. At the Effective Time, holders of certificates representing shares of Ibex's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Ibex, and the stock transfer books of Ibex shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Ibex's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Ibex's capital stock (a "Ibex Stock Certificate") is presented to the Surviving Corporation, such Ibex Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8 Exchange of  Certificates.

     (a) At or as soon as practicable after the Effective Time, Castelle will send to the holders of Ibex Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Castelle may reasonably specify, and (ii) instructions for use in effecting the surrender of Ibex Stock Certificates in exchange for certificates representing Castelle Common Stock. Upon surrender of a Ibex Stock Certificate to Castelle for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Castelle, the holder of such Ibex Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Castelle Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and Ibex Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Ibex Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Castelle Common Stock (and cash in lieu of any fractional share of Castelle Common Stock) as contemplated by this
     Section 1.8. If any Ibex Stock Certificate shall have been lost, stolen or destroyed, Castelle may, in its discretion and as a condition precedent to the issuance of any certificate representing Castelle Common Stock, require the owner of such lost, stolen or destroyed Ibex Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Castelle may reasonably direct) as indemnity against any claim that may be made against the Surviving Corporation with respect to such Ibex Stock Certificate.

     (b) No dividends or other distributions declared or made with respect to Castelle Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Ibex Stock Certificate with respect to the shares of Castelle Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Ibex Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

     (c) No fractional shares of Castelle Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of Ibex who would otherwise be entitled to receive a fraction of a share of Castelle Common Stock (after aggregating all fractional shares of Castelle Common Stock issuable to such holder) shall, upon surrender of such holder's Ibex Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Castelle Stock Price. For purposes of this paragraph, the "Designated Castelle Stock Price" shall be eight dollars ($8.00) per share of Castelle Common Stock.

     (d) The Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of Ibex pursuant to this Agreement such amounts as the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (e) The Surviving Corporation shall not be liable to any holder or former holder of capital stock of Ibex for any shares of Castelle Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 Dissenting Shares.

     (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of Ibex that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Castelle Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Castelle Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

     (b) Ibex shall give Castelle (i) prompt notice of any written demand received by Ibex prior to the Effective Time to require Ibex to purchase shares of capital stock of Ibex pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to Ibex prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Ibex shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Castelle shall have consented in writing to such payment or settlement offer.

     1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.11 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

     1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Castelle to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Ibex, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of Ibex and otherwise) to take such action.

SECTION  2.   REPRESENTATIONS   AND   WARRANTIES  OF  IBEX  AND  THE  DESIGNATED
SHAREHOLDERS

     Ibex and the Designated Shareholders severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

     2.1 Due Organization; No Subsidiaries; Etc.

     (a) Ibex is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Ibex Contracts.

     (b) Except as set forth in Part 2.1 of the Disclosure Schedule, Ibex has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Ibex Technologies, Inc."

     (c) Ibex is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Ibex. Ibex is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

     (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of Ibex's board of directors, (ii) the names of the members of each committee of Ibex's board of directors, and (iii) the names and titles of Ibex's officers.

     (e) Ibex does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, Ibex has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. Ibex has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Ibex has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 Articles of Incorporation and Bylaws; Records. Ibex has delivered to Castelle accurate and complete copies of: (1) Ibex's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of Ibex; and
(3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Ibex, the board of directors of Ibex and all committees of the board of directors of Ibex. There have been no formal meetings or other proceedings of the shareholders of Ibex, the board of directors of Ibex or any committee of the board of directors of Ibex that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of Ibex's articles of incorporation or bylaws, and Ibex has not taken any action that is inconsistent in any material respect with any resolution adopted by Ibex's shareholders, Ibex's board of directors or any committee of Ibex's board of directors. The books of account, stock records, minute books and other records of Ibex are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization, Etc.

     (a) The authorized capital stock of Ibex consists of: (i) ten million (10,000,000) shares of Common Stock (with no par value), of which one hundred forty-one thousand sixteen (141,016) shares have been issued and are outstanding as of the date of this Agreement; and (ii) five million (5,000,000) shares of Preferred Stock (with no par value), forty-eight thousand thirty-five (48,035) of which have been designated "Series A Preferred Stock," of which all of such shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of Series A Preferred Stock is convertible into one share of Ibex Common Stock. All of the outstanding shares of Ibex Common Stock and Series A Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by Ibex and to which any of such shares is subject.

     (b) Ibex has reserved 20,000 shares of Ibex Common Stock for issuance under its 1992 Stock Option Plan, of which options to purchase 14,731 shares are outstanding as of the date of this Agreement. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Ibex Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Ibex Option; (ii) the total number of shares of Ibex Common Stock that are subject to such Ibex Option and the number of shares of Ibex Common Stock with respect to which such Ibex Option is immediately exercisable;
     (iii) the date on which such Ibex Option was granted and the term of such Ibex Option; (iv) the vesting schedule for such Ibex Option; (v) the exercise price per share of Ibex Common Stock purchasable under such Ibex Option; and (vi) whether such Ibex Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in
     Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Ibex; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Ibex; (iii) Contract under which Ibex is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of Ibex and the Designated Shareholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Ibex.

     (c) All outstanding shares of Ibex Common Stock and Series A Preferred Stock, and all outstanding Ibex Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (d) Except as set forth in Part 2.3 of the Disclosure Schedule, Ibex has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of Ibex. All securities so reacquired by Ibex were reacquired in compliance with (i) the applicable provisions of the
     California General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.4 Financial Statements.

     (a) Ibex has delivered to Castelle the following financial statements and notes (collectively, the "Ibex Financial Statements"):

          (i) The audited balance sheets of Ibex as of December 31, 1995 and 1994, and the related audited income statements, statements of shareholders' equity and statements of cash flows of Ibex for the years then ended, together with the notes thereto and the unqualified report and opinion of Coopers & Lybrand LLP relating thereto; and

          (ii) the unaudited balance sheet of Ibex as of June 30, 1996 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of Ibex for the six months then ended.

     (b) Ibex Financial Statements are accurate and complete in all material respects and present fairly the financial position of Ibex as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of Ibex for the periods covered thereby. Ibex Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since June 30, 1996:

     (a) there has not been any material adverse change in Ibex's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of Ibex and the Designated Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Ibex;

     (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Ibex's assets (whether or not covered by insurance);

     (c) Ibex has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

     (d) Ibex has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Ibex Common Stock issued upon the exercise of outstanding Ibex Options), (ii) any option or right to acquire any capital stock or any other security (except for Ibex Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

     (e) Ibex has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1992 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Ibex Option, or (iii) any restricted stock purchase agreement;

     (f) there has been no amendment to Ibex's articles of incorporation or bylaws, and Ibex has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) Ibex has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

     (h) Ibex has not made any capital expenditure which, when added to all other capital expenditures made on behalf of Ibex since June 30, 1996, exceeds $10,000;

     (i) Ibex has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

     (j) Ibex has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with Ibex's past practices;

     (k) Ibex has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

     (l) Ibex has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Ibex's past practices;

     (m) Ibex has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

     (n) Ibex has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

     (o) Ibex has not changed any of its methods of accounting or accounting practices in any respect;

     (p) Ibex has not made any Tax election;

     (q) Ibex has not commenced or settled any Legal Proceeding;

     (r) Ibex has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (s) Ibex has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     2.6 Title to Assets.

     (a) Ibex owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7, 2.8 and 2.9 of the Disclosure Schedule and all of Ibex's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in Ibex's books and records as being owned by Ibex. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by Ibex free and clear of any liens or other

     Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Ibex.

     (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of Ibex and that are being leased or licensed to Ibex.

     2.7 Bank Accounts; Receivables.

     (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of Ibex at any bank or other financial institution.

     (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Ibex as of June 30, 1996. Except as set forth in
     Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of Ibex (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1996 and have not yet been collected) (i) represent valid obligations of customers of Ibex arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and to the best of the knowledge of Ibex and the Designated Shareholders will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts as set forth in the Ibex Financial Statements).

     2.8 Equipment; Leasehold.

     (a) All material items of equipment and other tangible assets owned by or leased to Ibex are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Ibex's business in the manner in which such business is currently being conducted.

     (b) Ibex does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9 Proprietary Assets.

     (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Ibex Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Ibex Proprietary Assets owned by Ibex. Part
     2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Ibex by any Person

     (except for any Proprietary Asset that is licensed to Ibex under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to Ibex. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, Ibex has good, valid and marketable title to all of Ibex Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, Ibex is not obligated to make any payment to any Person for the use of any Ibex Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, Ibex has not developed jointly with any other Person any Ibex Proprietary Asset with respect to which such other Person has any rights.

     (b) Ibex has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Ibex Proprietary Assets (except Ibex Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Ibex Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, to the best of the knowledge of Ibex and the Designated Shareholders after inquiry of Ibex's officers, directors and advisors, Ibex has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of,
     (i) the source code, or any portion or aspect of the source code, of any Ibex Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Ibex Proprietary Asset.

     (c) To the best of the knowledge of Ibex and the Designated Shareholders after inquiry of Ibex's officers, directors and advisors, none of Ibex Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the best of the knowledge of Ibex and the Designated Shareholders after inquiry of Ibex's officers, directors and advisors, Ibex is not infringing, misappropriating or making any unlawful use of, and Ibex has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of Ibex and the Designated Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Ibex Proprietary Asset.

     (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Ibex Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Ibex; and (ii) there has not been any claim by any customer or other Person alleging that any Ibex Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Ibex to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Ibex, and, to the best of the knowledge of Ibex and the Designated Shareholders, there is no basis for any such claim. Ibex has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that Ibex may have with respect to the correction or repair of programming errors or other defects in Ibex Proprietary Assets.

     (e) Ibex Proprietary Assets constitute all the Proprietary Assets necessary to enable Ibex to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) Ibex has not licensed any of Ibex Proprietary Assets to any Person on an exclusive basis, and (ii) Ibex has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of Ibex have executed and delivered to Ibex an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Castelle, and (ii) all current and former consultants and independent contractors to Ibex have executed and delivered to Ibex an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the standard form of proprietary rights agreement previously delivered to Castelle.

     2.10 Contracts.

     (a) Part 2.10 of the Disclosure Schedule identifies:

          (i) each Ibex Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

          (ii) each Ibex Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

          (iii) each Ibex Contract imposing any restriction on Ibex's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

          (iv) each Ibex Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v) each Ibex Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) each Ibex Contract relating to the creation of any Encumbrance with respect to any asset of Ibex;

          (vii) each Ibex Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

          (viii) each Ibex Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) each Ibex Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

          (x) each Ibex Contract constituting or relating to a Government Contract or Government Bid;

          (xi) any other Ibex Contract that was entered into outside the ordinary course of business or was inconsistent with Ibex's past practices;

          (xii) any other Ibex Contract that has a term of more than 60 days and that may not be terminated by Ibex (without penalty) within 60 days after the delivery of a termination notice by Ibex; and

          (xiii) any other Ibex Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

     (b) Ibex has delivered to Castelle accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Ibex Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of Ibex and the Designated Shareholders, is enforceable by Ibex in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

          (i) Ibex has not violated or breached, or committed any default under, any Ibex Contract, and, to the best of the knowledge of Ibex and the Designated Shareholders, no other Person has violated or breached, or committed any default under, any Ibex Contract;

          (ii) to the best of the knowledge of Ibex and the Designated Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Ibex Contract, (B) give any Person the right to declare a default or exercise any remedy under any Ibex Contract,
          (C) give any Person the right to accelerate the maturity or performance of any Ibex Contract, or (D) give any Person the right to cancel, terminate or modify any Ibex Contract;

          (iii) since December 31, 1992, Ibex has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Ibex Contract; and

          (iv) Ibex has not waived any of its material rights under any Material Contract.

     (d) No Person is renegotiating, or has a right pursuant to the terms of any Ibex Contract to renegotiate, any amount paid or payable to Ibex under any Material Contract or any other material term or provision of any Material Contract.

     (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable Ibex to conduct its business in the manner in which its business is currently being conducted.

     (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by Ibex since January 1, 1996.

     (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of Ibex's backlog under Ibex Contracts.

     (h) Except as set forth in Part 2.10(h) of the Disclosure Schedule, Ibex has not entered into and is not negotiating any Government Contract or Government Bid, and Ibex is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.11 Liabilities. Ibex has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by Ibex since June 30, 1996 in the ordinary course of business and consistent with Ibex's past practices; (c) liabilities under Ibex Contracts identified in Part

2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Ibex Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

     2.12 Compliance with Legal Requirements. To the best of the knowledge of Ibex and the Designated Shareholders, Ibex is, and has at all times since December 31, 1992 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Ibex. Except as set forth in Part
2.12 of the Disclosure Schedule, since December 31, 1992, Ibex has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by Ibex, and Ibex has delivered to Castelle accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Ibex to conduct its business in the manner in which its business is currently being conducted. Ibex is, and at all times since December 31, 1992 has been, in substantial compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1992, Ibex has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of Ibex with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Ibex Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Ibex Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Ibex has delivered to Castelle accurate and complete copies of all Ibex Returns filed since December 31, 1992 which have been requested by Castelle.

     (b) Ibex Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Ibex will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 1996 through the Closing Date, and Ibex will disclose the dollar amount of such reserves to Castelle on or prior to the Closing Date.

     (c) No Ibex Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Ibex Return. Ibex has delivered to Castelle accurate and complete copies of all audit reports and similar documents (to which Ibex has access) relating to Ibex Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of Ibex Returns has been granted (by Ibex or any other Person), and no such extension or waiver has been requested from Ibex.

     (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to Ibex in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Ibex with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Ibex and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Ibex except liens for current Taxes not yet due and payable. Ibex has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Ibex has not been, and Ibex will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Ibex that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Ibex is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 Employee and Labor Matters; Benefit Plans.

     (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by Ibex for the benefit of any employee of Ibex ("Employee"), except for Plans which would not require Ibex to make payments or provide benefits having a value in excess of $10,000 in the aggregate.

     (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, Ibex does not maintain, sponsor or contribute to, and, to the best of the knowledge of Ibex and the Designated Shareholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

     (c) Ibex maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan, Ibex has delivered to Castelle:

          (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

          (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) Ibex is not required to be, and, to the best of the knowledge of Ibex and the Designated Shareholders, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Ibex has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of Ibex and the Designated Shareholders, Ibex has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

     (f) Ibex does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

     (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither Ibex nor any of the Designated Shareholders is aware of any reason why any such determination letter should be revoked.

     (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of Ibex (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of Ibex as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Ibex is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of Ibex's employees are "at will" employees.

     (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (n) Ibex is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, Ibex has good labor relations, and none of the Designated Shareholders has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on Ibex's labor relations, or (ii) any of Ibex's employees intends to terminate his or her employment with Ibex.

     2.16 Environmental Matters. Ibex is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Ibex of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Ibex has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Ibex is not in compliance with any Environmental Law, and, to the best of the knowledge of Ibex and Designated Shareholders, there are no circumstances that may prevent or interfere with Ibex's compliance with any Environmental Law in the future. To the best of the knowledge of Ibex and the Designated Shareholders, no current or prior owner of any property leased or controlled by Ibex has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Ibex is not in compliance with any Environmental Law. All Governmental Authorizations currently held by Ibex pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of Ibex and identifies any material claims made thereunder, and Ibex has delivered to Castelle accurate and complete copies of the insurance policies identified on
Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since

December 31, 1992, Ibex has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1992 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Ibex; (b) no Related Party is, or has at any time since December 31, 1992 been, indebted to Ibex; (c) since December 31, 1992, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving Ibex; (d) no Related Party is competing, or has at any time since December 31, 1992 competed, directly or indirectly, with Ibex; and (e) no Related Party has any claim or right against Ibex (other than rights under company Options and rights to receive compensation for services performed as an employee of Ibex). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Designated Shareholders; (ii) each individual who is, or who has at any time since December 31, 1992 been, an officer of Ibex; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than Ibex) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of Ibex and the Designated Shareholders) no Person has threatened to commence any Legal
     Proceeding: (i) that involves Ibex or any of the assets owned or used by Ibex or any Person whose liability Ibex has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Ibex and the Designated Shareholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against Ibex.

     (c) There is no order, writ, injunction, judgment or decree to which Ibex, or any of the assets owned or used by Ibex, is subject. None of the Designated Shareholders is subject to any order, writ, injunction, judgment or decree that relates to Ibex's business or to any of the assets owned or used by Ibex. To the best of the knowledge of Ibex and the Designated Shareholders, no officer or other employee of Ibex is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Ibex's business.

     2.20 Authority; Binding Nature of Agreement. Ibex has the right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Ibex of this Agreement have been duly authorized by all necessary action on the part of Ibex and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Ibex, enforceable against Ibex in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of Ibex's articles of incorporation or bylaws, or (ii) any resolution adopted by Ibex's shareholders, Ibex's board of directors or any committee of Ibex's board of directors;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Ibex, or any of the assets owned or used by Ibex, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Ibex or that otherwise relates to Ibex's business or to any of the assets owned or used by Ibex;

     (d) contravene, conflict with or result in a violation or breach of, or result in a material default under, any provision of any Ibex Contract that is or would constitute a Material Contract, or give any Person the right to
     (i) declare a default or exercise any remedy under any such Ibex  Contract,
     (ii)  accelerate the maturity or performance of any such Ibex Contract,  or
     (iii) cancel, terminate or modify any such Ibex Contract; or

     (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Ibex (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Ibex).

Except as set forth in Part 2.21 of the Disclosure Schedule, Ibex is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 Full Disclosure.

     (a) This Agreement (including the Disclosure Schedule) does not, and the Designated Shareholders' Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) Should Castelle elect to file a permit application under Section 25121 of the California Corporations Code, including an Information Statement (as defined in Section 5.2), the information supplied by Ibex for inclusion in the Information Statement will not, as of the date of the Information Statement or as of the date of the Ibex Shareholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

     (c) Should Castelle elect to prepare and file a registration statement on Form S-4 to be filed with the SEC by Castelle in connection with the issuance of the Castelle Common Stock in the Merger (the "S-4 Registration Statement"), none of the information supplied or to be supplied by Ibex for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed with the SEC or at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Ibex for inclusion or incorporation by reference in the Prospectus/Proxy Statement filed as a part of the S-4 Registration Statement (the "Prospectus/Proxy Statement"), will, at the time mailed to the shareholders of Castelle and Ibex, and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF CASTELLE

     Castelle represents and warrants to Ibex and the Designated Shareholders as follows:

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

     3.1 Due Organization; No Subsidiaries; Etc.

     (a) Castelle is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Castelle Contracts.

     (b) Except as set forth in Part 3.1 of the Castelle Disclosure Schedule, Castelle has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Castelle."

     (c) Castelle is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Castelle.

     (d) Castelle's Form 10-KSB filed with the Securities and Exchange Commission (the "SEC") on April 1, 1996 and its Form 10-KSB/A filed with the SEC on April 29, 1996 accurately sets forth (i) the names of the members of Castelle's board of directors, (ii) the names of the members of each committee of Castelle's board of directors, and (iii) the names and titles of Castelle's officers.

     (e) Castelle does not own any controlling interest in any Entity and, except for the equity interests identified in Part 3.1 of the Castelle Disclosure Schedule, Castelle has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. Castelle has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.
     Castelle has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     3.2 SEC Filings; Financial Statements.

     (a) Castelle has delivered to Ibex accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Castelle with the SEC between November 16, 1995 and the date of this Agreement (the "Castelle SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Castelle SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Castelle SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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

     (b) The  consolidated  financial  statements  contained in the Castelle SEC
     Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Castelle and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Castelle and its subsidiaries for the periods covered thereby.

     3.3 Capitalization, Etc.

     (a) The authorized capital stock of Castelle consists of: (i) twenty-five million (25,000,000) shares of Common Stock (with no par value), of which three million six hundred twenty thousand eight hundred forty-four (3,620,844) shares have been issued and are outstanding as of August 7, 1996; and (ii) two million (2,000,000) shares of Preferred Stock (with no par value), none of which such shares have been issued as of the date of this Agreement. All of the outstanding shares of Castelle Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

     (b) Castelle has reserved nine hundred forty-five thousand five hundred eighty-three (945,583) shares of Castelle Common Stock for issuance under its 1988 Incentive Stock Plan, of which options to purchase three hundred sixty thousand four hundred twelve (360,412) shares are outstanding as of August 13, 1996. In addition, the Company has reserved one hundred twenty thousand (120,000) shares of Common Stock for issuance under the 1995 Outside Directors' Stock Option Plan, of which options to purchase ten thousand (10,000) shares are outstanding as of the date of this Agreement. The Company also has outstanding warrants for the purchase of two hundred forty-eight thousand three hundred thirty-two (248,332) shares of the Company's Common Stock. Except as set forth in Part 3.3 of the Castelle Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Castelle; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Castelle; (iii) Contract under which Castelle is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of Castelle, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Castelle.

     (c) All outstanding shares of Castelle Common Stock, and all outstanding Castelle Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and
     (ii) all requirements set forth in applicable Contracts.

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

     3.4 Authority; Binding Nature of Agreement. Castelle has the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Castelle of this Agreement (including the contemplated issuance of Castelle Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Castelle and its respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Castelle, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.5 Absence of Changes. Except as set forth in Part 3.5 of the Castelle Disclosure Schedule, since June 28, 1996:

     (a) there has not been any material adverse change in Castelle's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of Castelle, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Castelle;

     (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Castelle's assets (whether or not covered by insurance);

     (c) Castelle has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

     (d) Castelle has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Castelle Common Stock issued upon the exercise of outstanding Castelle Options), (ii) any option or right to acquire any capital stock or any other security (except for Castelle Options identified in Section 3.3 of the Agreement), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

     (e) Castelle has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1988 Incentive Stock Plan or 1995 Outside Directors' Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Castelle Option, or
     (iii) any restricted stock purchase agreement;

     (f) there has been no amendment to Castelle's articles of incorporation or bylaws, and Castelle has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) Castelle has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

     (h) Castelle has not made any capital expenditure which, when added to all other capital expenditures made on behalf of Castelle since June 30, 1996, exceeds $50,000;

     (i) Castelle has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

     (j) Castelle has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with Castelle's past practices;

     (k) Castelle has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

     (l) Castelle has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Castelle's past practices;

     (m) Castelle has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

     (n) Castelle has not (i) established or adopted any Employee  Benefit Plan,
     (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

     (o) Castelle has not changed any of its methods of accounting or accounting practices in any respect;

     (p) Castelle has not made any Tax election;

     (q) Castelle has not commenced or settled any Legal Proceeding;

     (r) Castelle has not entered  into any  material  transaction  or taken any
     other  material   action  outside  the  ordinary   course  of  business  or
     inconsistent with its past practices; and

     (s) Castelle has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

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

     3.6 Title to Assets. Castelle owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected in the financial statements included in the Castelle SEC Documents;
(ii) all assets referred to in Sections 3.1 and 3.7 of the Castelle Disclosure Schedule; and (iii) all other assets reflected in Castelle's books and records as being owned by Castelle. Except as set forth in Part 3.6 of the Castelle Disclosure Schedule, all of said assets are owned by Castelle free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Castelle.

     3.7 Proprietary Assets.

     (a) Except as set forth in Part 3.7(a) of the Castelle Disclosure Schedule, Castelle has good, valid and marketable title to all of Castelle Proprietary Assets, free and clear of all liens and other Encumbrances, and has a valid right to use all such Proprietary Assets. Except as set forth in Part 3.7(a) of the Castelle Disclosure Schedule, Castelle is not obligated to make any payment to any Person for the use of any Castelle Proprietary Asset. Except as set forth in Part 3.7(a) of the Castelle Disclosure Schedule, Castelle has not developed jointly with any other
     Person any Castelle Proprietary Asset with respect to which such other Person has any rights.

     (b) Castelle has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Castelle Proprietary Assets (except Castelle Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Castelle Proprietary Assets. Except as set forth in Part 3.7(b) of the Castelle Disclosure Schedule, to the best of the knowledge of Castelle after due inquiry of its officers, directors and advisors, Castelle has not (other than pursuant to license agreements) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Castelle Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Castelle Proprietary Asset.

     (c) To the best of the knowledge of Castelle after due inquiry of its officers, directors and advisors, none of the Castelle Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the best of the knowledge of Castelle after due inquiry of its officers, directors and advisors, Castelle is not infringing, misappropriating or making any unlawful use of, and Castelle has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of Castelle, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Castelle Proprietary Asset.

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

     (d) Except as set forth in Part 3.7(d) of the Castelle Disclosure Schedule:
     (i) each Castelle Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Castelle; and (ii) there has not been any claim by any customer or other Person alleging that any Castelle Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Castelle to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Castelle, and, to the best of the knowledge of Castelle, there is no basis for any such claim. Castelle has established adequate reserves on its consolidated financial statements contained in the Castelle SEC Documents to cover all costs associated with any obligations that Castelle may have with respect to the correction or repair of programming errors or other defects in Castelle Proprietary Assets.

     (e) Castelle Proprietary Assets constitute all the Proprietary Assets necessary to enable Castelle to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 3.7(e) of the Castelle Disclosure Schedule, (i) Castelle has not licensed any of Castelle Proprietary Assets to any Person on an exclusive basis, and
     (ii) Castelle has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (f) Except as set forth in Part 3.7(f) of the Castelle Disclosure Schedule,
     (i) all current and former employees of Castelle have executed and delivered to Castelle an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Castelle Employee Agreement Concerning Inventions, Trade Secrets and Confidential Information previously delivered to Ibex, and (ii) all current and former consultants and independent contractors to Castelle have executed and delivered to Castelle an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreements previously delivered to Ibex.

     3.8 Liabilities. Castelle has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the consolidated financial statements contained in the Castelle SEC Documents; (b) accounts payable or accrued salaries that have been incurred by Castelle since June 30, 1996 in the ordinary course of business and consistent with Castelle's past practices; and (c) the liabilities identified in Part 3.8 of the Castelle Disclosure Schedule.

     3.9 Compliance with Legal Requirements. To the best of Castelle's knowledge, Castelle is, and has at all times since December 31, 1992 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Castelle. Except as set forth in Part 3.9 of the Castelle Disclosure Schedule, since December 31, 1992, Castelle has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     3.10 Governmental Authorizations. Castelle holds all Governmental Authorizations necessary to enable Castelle to conduct its business in the manner in which its business is currently being conducted. Castelle is, and at all times since December 31, 1992 has been, in substantial compliance with the material terms and requirements of the respective Governmental Authorizations necessary for its business. Since December 31, 1992, Castelle has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization necessary for its business, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization necessary for its business.

     3.11 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of Castelle with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Castelle Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Castelle Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

     (b) Castelle Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Castelle will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 1996 through the Closing Date.

     (c) No Castelle Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 3.11 of the Castelle Disclosure Schedule, there have been no examinations or audits of any Castelle Return.

     (d) Except as set forth in Part 3.11 of the Castelle Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to Castelle in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Castelle with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Castelle and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Castelle except liens for current Taxes not yet due and payable. Castelle has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Castelle has not been, and Castelle will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Castelle that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Castelle is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     3.12 Employee and Labor Matters; Benefit Plans. Each of Castelle's Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     3.13 Environmental Matters. Castelle is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Castelle of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Castelle has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Castelle is not in compliance with any Environmental Law, and, to the best of the knowledge of Castelle, there are no circumstances that may prevent or interfere with Castelle's compliance with any Environmental Law in the future. To the best of the knowledge of Castelle, no current or prior owner of any property leased or controlled by Castelle has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Castelle is not in compliance with any Environmental Law. (For purposes of this Section 3.13: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     3.14 Legal Proceedings; Orders.

     (a) Except as set forth in Part 3.14 of the Castelle Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of Castelle) no Person has threatened to commence any Legal Proceeding: (i) that involves Castelle or any of the assets owned or used by Castelle or any Person whose liability Castelle has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Castelle, except as set forth in Part 3.14 of the Castelle Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no order, writ, injunction, judgment or decree to which Castelle, or any of the assets owned or used by Castelle, is subject. To the best of the knowledge of Castelle, no officer or other employee of Castelle is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Castelle's business.

     3.15 Non-Contravention; Consents. Except as set forth in Part 3.15 of the Castelle Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of Castelle's articles of incorporation or bylaws, or (ii) any resolution adopted by Castelle's shareholders, Castelle's board of directors or any committee of Castelle's board of directors;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Castelle, or any of the assets owned or used by Castelle, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Castelle or that otherwise relates to Castelle's business or to any of the assets owned or used by Castelle;

     (d) contravene, conflict with or result in a violation or breach of, or result in a material default under, any provision of any Castelle Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Castelle Contract, (ii) accelerate the maturity or performance of any such Castelle Contract, or (iii) cancel, terminate or modify any such Castelle Contract; or

     (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Castelle (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Castelle).

Except as set forth in Part 3.15 of the Castelle Disclosure Schedule or as may be required by the Exchange Act, Securities Act, state securities or blue sky laws, the CGCL and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement, or the Information Statement), Castelle is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     3.16 Full Disclosure.

     (a) This Agreement  (including the Castelle  Disclosure  Schedule) does not
     (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) Should Castelle elect to file a permit application under Section 25121 of the California Corporations Code, including an Information Statement (as defined in Section 5.2), the information supplied by Castelle for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of Ibex Shareholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

     (c) Should Castelle elect to prepare and file an S-4 Registration Statement, none of the information supplied or to be supplied by Castelle for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed with the SEC or at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Castelle for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the dates mailed to the shareholders of Castelle and Ibex, and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.17 Valid Issuance. Subject to Section 1.5(b), the Castelle Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4. CERTAIN COVENANTS OF IBEX AND THE DESIGNATED SHAREHOLDERS

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), Ibex shall, and shall cause its Representatives to: (a) provide Castelle and Castelle's Representatives with reasonable access to Ibex's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Ibex; and (b) provide Castelle and Castelle's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to Ibex, and with such additional financial, operating and other data and information regarding Ibex, as Castelle may reasonably request.

     4.2 Operation of Ibex's Business. During the Pre-Closing Period:

     (a) Ibex shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

     (b) Ibex shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Ibex;

     (c) Ibex shall keep in full force all insurance policies identified in Part
     2.17 of the Disclosure Schedule;

     (d) Ibex shall cause its officers to report regularly (but in no event less frequently than weekly) to Castelle concerning the status of Ibex's business;

     (e) Ibex shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that Ibex may repurchase Ibex Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

     (f) Ibex shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Ibex shall be permitted, (x) to issue Ibex Common Stock to employees upon the exercise of outstanding Ibex Options, and (y) to issue shares of Ibex Common Stock upon the conversion of shares of Series A Preferred Stock);

     (g) Ibex shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1992 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Ibex Option, or (iii) any provision of any restricted stock purchase agreement;

     (h) neither Ibex nor any of the Designated Shareholders shall amend or permit the adoption of any amendment to Ibex's articles of incorporation or bylaws, or effect or permit Ibex to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that Ibex may issue shares of Ibex Common Stock upon the conversion of shares of Series A Preferred Stock);

     (i) Ibex shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (j) Ibex shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Ibex during the Pre-Closing Period, do not exceed $5,000 per month;

     (k) Ibex shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

     (l) Ibex shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by Ibex pursuant to Contracts that are not Material Contracts;

     (m) Ibex shall not (i) lend money to any Person (except that Ibex may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Ibex Common Stock in exchange for promissory notes upon exercise of Ibex Options), or (ii) incur or guarantee any indebtedness for borrowed money;

     (n) Ibex shall not (i) establish, adopt or amend any Employee Benefit Plan,
     (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

     (o) Ibex shall not change any of its methods of accounting or accounting practices in any material respect;

     (p) Ibex shall not make any Tax election;

     (q) Ibex shall not commence or settle any material Legal Proceeding;

     (r) Ibex shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, Ibex may take any action described in clauses "(e)" through "(r)" above if Castelle gives its prior written consent to the taking of such action by Ibex, which consent will not be unreasonably withheld (it being understood that Castelle's withholding of consent to any action will not be deemed unreasonable if Castelle determines in good faith that the taking of such action would not be in the best interests of Castelle or would not be in the best interests of Ibex).

     4.3 Notification; Updates to Disclosure Schedule.

     (a) During the Pre-Closing Period, Ibex shall promptly notify Castelle in writing of:

          (i) the discovery by Ibex of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or breach of any representation or warranty made by Ibex or any of the Designated Shareholders in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by Ibex or any of the Designated Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of Ibex or any of the Designated Shareholders; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
          Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Ibex shall promptly deliver to Castelle an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 6 has been satisfied.

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

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Ibex shall (upon request) promptly deliver to Castelle a copy of each such filing made, each such notice given and each such Consent obtained by Ibex during the Pre-Closing Period.

     5.2 California Permit; Fairness Hearing. Promptly after the execution of this Agreement, Ibex and Castelle shall prepare and cause to be filed with the California Commissioner of Corporations (the "California Commissioner") a permit application under Section 25121 of the California Corporations Code, and a related information statement or other disclosure document (the "Information Statement"), and shall request a hearing on the fairness of the terms and conditions of the Merger pursuant to Section 25142 of the California
Corporations Code. The parties to this Agreement shall use all commercially reasonable efforts to cause the California Commissioner to approve the fairness of the terms and conditions of the Merger at such a hearing; provided, however, that Castelle shall not be required to modify any of the terms of the Merger in order to cause the California Commissioner to approve the fairness of such terms and conditions. Ibex shall provide and include in the Information Statement such information relating to Ibex as may be required pursuant to the rules of the California Commissioner. The Information Statement shall include the recommendation of the board of directors of Ibex in favor of the Merger.

     5.3 Ibex Shareholders' Meeting. Ibex shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the CGCL, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Ibex Shareholders' Meeting"). As soon as permissible under the rules of the California Commissioner or the SEC (as applicable), Ibex shall cause a copy of the Information Statement or the Prospectus/Proxy Statement (as applicable) to be delivered to each shareholder of Ibex who is entitled to vote at the Ibex Shareholders' Meeting. Each Signing Shareholder shall cause all shares of the capital stock of Ibex that are owned, beneficially or of record, by such Signing Shareholder on the record date for Ibex Shareholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

     5.4 Public Announcements. During the Pre-Closing Period, (a) neither Ibex nor any of the Designated Shareholders shall (and Ibex shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Castelle's prior written consent, and (b) Castelle will use reasonable efforts to consult with Ibex prior to issuing any press release or making any public statement regarding the Merger.

     5.5 Pooling of Interests. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Castelle to account for the Merger as a "pooling of interests."

     5.6 Affiliate Agreements. Each Signing Shareholder shall execute and deliver to Castelle, and Ibex shall use all commercially reasonable efforts to cause each other Person identified on Exhibit C-2 (and any other Person that could reasonably be deemed to be an "affiliate" of Ibex for purposes of the Securities Act), to execute and deliver to Castelle, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit C-1 and a Proxy in the form of Exhibit M.

     5.7 Best Efforts. During the Pre-Closing Period, (a) Ibex and the Designated Shareholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Castelle shall use its best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.8 Tax Matters. Prior to the Closing, (a) Castelle and Ibex shall execute and deliver, to Cooley Godward Castro Huddleson & Tatum and to Graham & James LLP, tax representation letters in substantially the form of Exhibit D (which will be used in connection with the legal opinions contemplated by Sections 6.6(j) and 7.3(b), and (b) shareholders of Ibex receiving: (i) fifty percent (50%) or more of the Castelle Common Stock issued in the Merger, and (ii) shares of Castelle Common Stock with a fair market value greater than or equal to fifty percent (50%) of the aggregate cash payments due under the Employment Agreements and the Noncompetition Agreements executed by the persons identified on Exhibit F (the "Continuity of Interest Shareholders") shall execute and deliver to Cooley Godward Castro Huddleson & Tatum and Graham & James LLP, Continuity of Interest Certificates in the form of Exhibit E with respect to such shares. For purposes of this Section, the fair market value of Castelle Common Stock shall be the closing price on the Nasdaq National System on the business day immediately preceding the Closing Date.

     5.9 Employment and Noncompetition Agreements. At or prior to the Closing, each of the persons identified on Exhibit F shall execute and deliver to Castelle an Employment Agreement in the form of Exhibit G (an "Employment Agreement") and (if indicated on Exhibit F) a Noncompetition Agreement in the form of Exhibit H (a "Noncompetition Agreement").

     5.10 FIRPTA Matters. At the Closing, (a) Ibex shall deliver to Castelle a statement (in such form as may be reasonably requested by counsel to Castelle) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasure Regulations, and (b) Ibex shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

     5.11 Acquisition Proposals. From the date hereof until the earlier of the termination of this Agreement or the consummation of the Merger, Castelle and Ibex will not, and will cause their respective officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of Castelle or Ibex, whether through purchase, merger, consolidation, exchange or any other business combination (each of the foregoing, an "Acquisition Proposal"). Notwithstanding anything to the contrary in the preceding sentence, nothing herein shall prevent Castelle or Ibex and its officers and directors, from responding to and considering unsolicited firm offers for any such transaction from other persons if and to the extent that, in the written opinion of Castelle or Ibex outside counsel, respectively, failure to do so would be reasonably likely to constitute a violation of applicable law or a breach of the fiduciary duties of that company's directors to its shareholders. Each company shall immediately provide written notice to the other company of the terms and other details of any such unsolicited inquiry or proposal relating to an Acquisition Proposal. In the event that Castelle or Ibex or any of their officers or directors enters into any such negotiations or discussions for any reason which thereby constitute a breach of this Section
5.11, such company shall immediately reimburse the other company for all expenses and costs incurred by that company in connection with the transactions contemplated by this Agreement. In the event that Castelle or Ibex any of their officers or directors shall enter into any letter of intent, understanding or other agreement with another party relating to the acquisition of all or a substantial part of the assets, business or capital stock of Castelle or Ibex, as, applicable, whether through purchase, merger, consolidation, exchange or any other business combination, either in violation of the no-shop agreement set forth in this Section or within nine (9) months after termination of this Agreement for any reason, then immediately upon entering into such letter of intent, understanding or other agreement, such company shall pay to Castelle or Ibex, as applicable, a termination fee in the amount of $250,000 (the "Termination Fee"); provided, however, that such Termination Fee shall not be payable if, prior to the entry by such company into such letter of intent, understanding or other agreement, Castelle or Ibex, as applicable has unilaterally declined to close the Merger. The parties acknowledge and agree that the expense reimbursement obligation and Termination Fee described in this Section shall not be the exclusive remedy to the injured party in the event of a breach of this Agreement, and, in any such event, the injured party shall be entitled, in addition to receiving such payments, to equitable remedies, including, without limitation, specific performance and enjoining of any actions determined to be in breach of this Agreement.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF CASTELLE

     The obligations of Castelle to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 Satisfactory Completion of Pre-Acquisition Review. Castelle shall have satisfactorily completed its pre-acquisition investigation and review of Ibex' business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

     6.2 Accuracy of Representations. Each of the representations and warranties made by Ibex and the Designated Shareholders in this Agreement and in each of the other agreements and instruments delivered to Castelle in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule).

     6.3 Performance of Covenants. All of the covenants and obligations that Ibex and the Designated Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     6.4 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least (a) 98% of the shares of Ibex Common Stock entitled to vote with respect thereto, (b) all of the shares of Series A Preferred Stock entitled to vote with respect thereto, and 51% of the shares of Castelle Common Stock entitled to vote with respect thereto.

     6.5 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.6 Agreements and Documents. Castelle shall have received the following agreements and documents (referred to herein as the "Transactional Documents"), each of which shall be in full force and effect:

     (a) Affiliate Agreements in the form of Exhibit C-1 and Proxies in the form of Exhibit M, executed by the Persons identified on Exhibit C-2 and by any other Person who could reasonably be deemed to be an "affiliate" of Ibex for purposes of the Securities Act;

     (b) Employment Agreements in the form of Exhibit G, executed by the individuals identified on Exhibit F;

     (c) Noncompetition Agreements in the form of Exhibit H, executed by the individuals identified on Exhibit F;

     (d) confidential invention and assignment agreements, reasonably satisfactory in form and content to Castelle, executed by all current employees of Ibex and by all current consultants and independent contractors to Ibex who have not already signed such agreements (including the current employees, consultants and independent contractors identified in Part 2.9(f) of the Disclosure Schedule);

     (e) the statement referred to in Section 5.10(a), executed by Ibex;

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

     (f) Continuity of Interest Certificates in the form of Exhibit E, executed by the Continuity of Interest Shareholders;

     (g) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Castelle, executed by Cameron & Associates, 629 J Street, Sacramento, California 95812 and Shelter Bay Company, 655 Redwood Highway, Suite 177, Mill Valley, California 94941.

     (h) a legal opinion of Graham & James LLP, dated as of the Closing Date, in the form of Exhibit I;

     (i) a legal opinion of Cooley Godward Castro Huddleson & Tatum, dated as of the Closing Date, in the form of Exhibit J;

     (j) a legal opinion of Cooley Godward Castro Huddleson & Tatum, dated as of the Closing Date and reasonably satisfactory to Ibex and its counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Section 5.8(b));

     (k) a letter from Coopers & Lybrand LLP, dated as of the Closing Date, confirming that (a) Castelle may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, and (b) confirming that no transaction entered into by Ibex, and no other fact or circumstance relating to Ibex, will prevent Castelle from accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

     (l) a certificate executed by the Designated Shareholders and containing the representation and warranty of each Designated Shareholder that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.2, 6.3, 6.4 and 6.5 have been duly satisfied (the "Designated Shareholders' Closing Certificate").

     6.7 FIRPTA Compliance. Ibex shall have filed with the Internal Revenue Service the notification referred to in Section 5.10(b).

     6.8 Securities Compliance. Either:

     (a) the California Commissioner shall have issued a permit under Section 25121 of the California Corporations Code (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to

     Section 25142 of the California Corporations Code) for the issuance of the Castelle Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied, or

     (b) a registration statement on Form S-4 covering the Castelle Common Stock to be issued in the Merger shall have been declared effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.10 Comfort Letter. Should Castelle elect to file an S-4 Registration Statement, Castelle shall have received a letter from Coopers & Lybrand LLP, dated no more than two business days before the date on which the S-4 Registration Statement became effective (and reasonably satisfactory in form and substance to Castelle), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     6.11 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Castelle of any material right pertaining to its acquisition of Ibex.

     6.12 Amendment of Fourth Amended and Restated Registration Rights Agreement. Amendment of the Fourth Amended and Restated Registration Rights Agreement to include the registration rights granted the Signing Shareholders shall have been approved by Silicon Valley Bank and the holders of a majority of the shares necessary to cause such amendment.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF IBEX

     The obligations of Ibex to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Castelle in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

     7.2 Performance of Covenants. All of the covenants and obligations that Castelle is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 Documents. Ibex shall have received:

     (a) a legal opinion of Cooley Godward Castro Huddleson & Tatum, dated as of the Closing Date, in the form of Exhibit J;

     (b) a legal opinion of Graham & James LLC, dated as of the Closing Date and reasonably satisfactory to Castelle and its counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Section 5.8(b);

     (c) Continuity of Interest Certificates in the form of Exhibit E, executed by the Continuity of Interest Shareholders.

     7.4 Shareholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of at least (a) 98% of the shares of Ibex Common Stock entitled to vote with respect thereto, (b) all of the shares of Series A Preferred Stock entitled to vote with respect thereto, and 51% of the shares of Castelle Common Stock entitled to vote with respect thereto.

     7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.6 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 3.15 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     7.7 Securities Compliance. Either:

     (a) the California Commissioner shall have issued a permit under Section 25121 of the California Corporations Code (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to
     Section 25142 of the California Corporations Code) for the issuance of the Castelle Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act have been satisfied, or

     (b) a registration statement on Form S-4 covering the Castelle Common Stock to be issued in the Merger shall have been declared effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     7.8 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Castelle of any material right pertaining to its acquisition of Ibex.

SECTION 8. TERMINATION

     8.1  Termination  Events.  This  Agreement may be  terminated  prior to the
Closing:

     (a) by Castelle if Castelle reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Castelle to comply with or perform any covenant or obligation of Castelle set forth in this Agreement);

     (b) by Ibex if Ibex reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of Ibex or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Castelle);

     (c) by Castelle at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

     (d) by Ibex at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

     (e) by Castelle if the Closing has not taken place on or before December 30, 1996 (other than as a result of any failure on the part of Castelle to comply with or perform any covenant or obligation of Castelle set forth in this Agreement);

     (f) by Ibex if the Closing has not taken place on or before December 30, 1996 (other than as a result of the failure on the part of Ibex or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Castelle); or

     (g) by the mutual consent of Castelle and Ibex.

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

     8.2 Termination Procedures. If Castelle wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Castelle shall deliver to Ibex a written notice stating that Castelle is terminating this Agreement and setting forth a brief description of the basis on which Castelle is terminating this Agreement. If Ibex wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), Ibex shall deliver to Castelle a written notice stating that Ibex is terminating this Agreement and setting forth a brief description of the basis on which Ibex is terminating this Agreement.

     8.3 Effect of  Termination.  If this  Agreement is  terminated  pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither Ibex nor Castelle shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 5.11 and 10; and (c) Castelle and Ibex shall, in all events, remain bound by and continue to be subject to Section 5.4.

SECTION 9. INDEMNIFICATION, ETC.

     9.1 Survival of Representations, Etc.

     (a) The representations and warranties made by the Designated Shareholders (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Designated Shareholders' Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that the representations and warranties as to all items expected to be encountered in the audit process shall terminate when Castelle publishes its audited financial statements for its fiscal year which includes the Closing Date, and further provided, however, that if, at any time prior to the termination of a specific representation or warranty, any Indemnitee (acting in good faith) delivers to Designated Shareholders a written notice alleging the existence of an inaccuracy in or a breach of such representation or warranty made by the Designated Shareholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under
     Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the termination of such specific representation or warranty until such time as such claim is fully and finally resolved. All representations and warranties made by Castelle shall terminate and expire as of the Effective Time, and any liability of
     Castelle with respect to such representations and warranties shall thereupon cease.

     (b) The representations, warranties, covenants and obligations of Ibex and the Designated Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Ibex and the Designated Shareholders in this Agreement.

     9.2 Indemnification by Designated Shareholders. From and after the Effective Time (but subject to Section 9.1(a)), the Designated Shareholders, severally, to the extent of each such shareholder's pro rata interest in the Escrowed Shares, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Designated Shareholders' Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by Ibex to Castelle prior to the Closing);
(ii) any breach of any covenant or obligation of Ibex or any of the Designated Shareholders (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
9).

     9.3 Threshold; Ceiling. The Designated Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $25,000 in the aggregate. (If the total amount of such Damages exceeds $25,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the aggregate amount of Damages, including the initial $25,000.)

     9.4 Escrow Fund. Notwithstanding Section 1.9 of this Agreement and in accordance with the provisions of the Escrow Agreement attached hereto as Exhibit L (the "Escrow Agreement), the Designated Shareholders shall deposit Castelle Common Stock equal to ten percent (10%) of the shares of Castelle Common Stock to be received by the Ibex shareholders as a result of the transactions contemplated by the Agreement (the "Escrowed Shares") with the Escrow Agent to be held pursuant to the terms of the Escrow Agreement for a period of one year from the date of the Closing. Upon compliance with the terms of Section 9 of this Agreement and the Escrow Agreement, and subject to Section
9.3 above, the Indemnitees shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by Section 9.

     9.5 No Contribution. Each Designated Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Designated Shareholders' Closing Certificate.

     9.6 Interest. Any Designated Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Designated Shareholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Designated Shareholder to such Indemnitee is fully satisfied by such Designated Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     9.7 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Castelle or against any other Person) with respect to which any of the Designated Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Castelle shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Castelle so proceeds with the defense of any such claim or Legal Proceeding:

     (a) all reasonable  expenses relating to the defense of such claim or Legal
     Proceeding   shall  be  borne  and  paid   exclusively  by  the  Designated
     Shareholders;

     (b) each Designated Shareholder shall make available to Castelle any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

     (c) Castelle shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Designated Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Castelle shall give the Designated Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Castelle; provided, however, that any failure on the part of Castelle to so notify the Designated Shareholders' Agent shall not limit any of the obligations of the Designed Shareholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.8 Exercise of Remedies by Indemnitees Other Than Castelle. No Indemnitee (other than Castelle or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Castelle (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. Such consent shall be evidenced by the submission by Castelle of such claim to the Designated Shareholders' Representative.

     9.9 Claims Against Consideration. Upon delivery to the Designated Shareholders' Agent (with a copy to Escrow Agent, as such term is defined in the form of Escrow Agreement attached hereto as Exhibit L) of a certificate signed by any officer of Castelle (an "Officer's Certificate"):

     (a) stating that an Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Damages in an aggregate stated amount to which an Indemnitee is entitled to indemnity pursuant to this Agreement (the "Claim Amount"); and

     (b) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, legal proceeding or claim to which such item is related, the Indemnitee shall be entitled to indemnification for such Damages.

     (c) Castelle and the Indemnitees shall use reasonable efforts to provide such Officer's Certificate within a reasonable time following the date of payment, accrual or reasonable anticipation of liability, as the case may be.

     9.10 Objections to Claims. For a period of twenty (20) business days after delivery of any Officer's Certificate to the Designated Shareholders' Agent, the Indemnitees shall not take further actions to seek indemnification. After the expiration of such twenty (20 business day period, the Indemnitees shall become irrevocably entitled to seek indemnification under the terms of this Agreement, if the Designated Shareholders' Agent shall not have objected in writing to the claim made in the Officer's Certificate, and shall not have delivered such written objection to Castelle prior to the expiration of such ten day period.

     9.11 Resolution of Conflicts; Arbitration

     (a) In case the Designated Shareholders' Agent so objects in writing to the indemnity of the Indemnitees in respect of any claim or claims made in any Officer's Certificate, the Designated Shareholders' Agent and the Indemnitees shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Designated Shareholders' Agent and the Indemnitees so agree, a memorandum setting forth such agreement shall be prepared and signed by the Indemnitees and the Designated Shareholders' Agent, which agreement shall be binding and conclusive on the Indemnitees and the Designated Shareholders (a "Response Notice").

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

     (b) If no such agreement can be reached after good faith negotiation, either the Indemnitees or the Designated Shareholders' Agent may demand arbitration of the matter by serving a written demand for arbitration on the other (the "Demand for Arbitration"); provided, however, that if the amount of the Damages is at issue in pending litigation with a third party, arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. The decision of the arbitrator so selected as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the Indemnitees and the Designated Shareholders.

     (c) Any such arbitration shall be held in San Francisco, California before the single arbitrator under the commercial arbitration rules then in effect of the American Arbitration Association ("AAA"), except as modified herein.

          (i) Selection. The single arbitrator shall have at least five years of experience in commercial dispute resolution. The arbitrator shall be selected by mutual agreement between the Indemnitees and the Designated Shareholders' Agent, but if they cannot agree upon the selection within ten days after Demand for Arbitration is given, the selection shall occur as follows: (a) the party initiating arbitration shall obtain a list of seven arbitrators, each of whom shall have the requisite experience described above, from the San Francisco office of the AAA and simultaneously give a copy thereof to the other party; (b) each party alternately shall strike three names from the list, with the other party striking first; and (c) the last remaining arbitrator shall be deemed selected by the parties as a single arbitrator. If a party refuses for ten or more days to complete this selection, the other party shall select a name from the list to be the arbitrator at the end of such ten day period.

          (ii) Procedure. Arbitration shall be conducted in the following manner:

               (a) If the responding party desires to file a response and/or counterclaim to the Demand for Arbitration, it must do so within ten calendar days after service of the Demand for Arbitration. Any response to a counterclaim shall be filed and served within ten calendar days after service of the counterclaim, but no such response shall be required. A failure to file a counterclaim or response will not operate to delay the arbitration proceedings.

               (b) After the filing of the Demand for Arbitration, any counterclaim and any responses thereto, no further claims or counterclaims may be made except by order of the arbitrator made on a duly noticed motion to the arbitrator.

               (c) The arbitration shall commence as soon as possible but in no event earlier than ten days after selection of the arbitrator and in no event later than 30 days following the filing of the last response under (b) above, or if there is none, following the Demand for Arbitration.

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               (d)   the   Indemnitees   and   the   Designated    Shareholders'
               Representative (acting on behalf of the Designated Shareholders and being entitled to reimbursement under Section 10.1) shall each pay an equal share of the fees and expenses of any person
               serving  as  an  arbitrator.   The  arbitrator,  in  his  or  her
               discretion, shall be authorized to determine whether a party is the prevailing party, and if so, to award that prevailing party reimbursement for its share of the costs and fees of the arbitrator, and reimbursement for its reasonable attorneys' fees, disbursements and costs incurred in such arbitration.

               (e) The arbitrator, upon application of any party, shall hold a pre-hearing conference with the parties for the purpose of narrowing the issues, establishing a discovery schedule,
               arranging  an  acceptable   procedure  for  any  law  and  motion
               proceedings   and  in  all  respects   arranging   for  the  most
               expeditious hearing possible of the matters in dispute. Such conference shall be held as soon as possible following selection of the arbitrator, any counterclaim thereto and any response to such counterclaim (if any), but in no event later than 20 days following the filing of the last response under (b) above, or if there is none, following the Demand for Arbitration.

               (f) Discovery shall be conducted in accordance with Part 3, Title 9, Chapter 3 of the California Code of Civil Procedure, as amended from time to time.

               (g) Except as expressly provided in this Section 9.11.3, the arbitration hearing shall be conducted according to the discretion of the arbitrator. Judicial rules relating to the order of proof, the conduct of the hearing and the presentation and admissibility of evidence need not be followed. Any relevant information, including hearsay, may be admitted by the arbitrator regardless of its admissibility as evidence in court, but the arbitrator also shall be authorized to exclude evidence. The parties shall have the power to subpoena witnesses to attend the arbitration hearing pursuant to California Code of Civil Procedure Section 1282.6. The arbitrator shall have full power to give such directions and to make such orders in the conduct of the arbitration, including setting pre-arbitration procedures and scheduling any motions to correct or amend the arbitration award, as he or she deems just and appropriate, including specifically the right to make such reasonable extensions of time as the arbitrator determines are necessary to accommodate discovery, prearbitration procedures, motions, settlement discussions, and other such matters, but not in any event to exceed 30 days in the aggregate, from the date the arbitration was otherwise scheduled to commence as provided above.

               (h) The arbitrator shall, within five days after the conclusion of the arbitration hearing, issue a written decision and a brief written statement of decision describing the reasons for the decision, including the calculation of any compensatory damages awarded.

               (i) Absent the filing of an application to correct or vacate the arbitration award as provided in section (j) below, each party shall fully perform and satisfy the terms of the arbitration decision within 15 days of the service of the decision.

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

               (j) The decision of the arbitrator shall be final and binding upon the parties without appeal or review except as permitted by California law; provided, however, that either party may, within ten days of the service of the decision, file an application to correct or vacate the arbitration award or an application for de novo review on all questions of law based on the arbitrator's finding of fact (which are deemed for such purpose to be stipulated by the parties), in either case under California Code of Civil Procedure Section 1285 et seq. Any party may apply to any court of competent jurisdiction for confirmation and entry of judgment based on said award. In connection with any application to review questions of law or to confirm, correct or vacate the arbitration award, any appeal of any order rendered pursuant to any such application, or any other action required to enforce the arbitration award, the prevailing party shall be entitled to recover its reasonable attorneys' fees, disbursements and costs incurred in such post-award activities.

     (d) The arbitrator shall not have the power to vary the provisions of this Agreement. The parties hereby irrevocably waive, and the arbitrator shall have no power to award, any damages for pain and suffering or punitive damages.

     (e) By signing below, each party acknowledges that (a) the arbitration provisions of this Agreement require the party to give up rights to have the dispute litigated in a court or jury trial, and to give up rights to discovery and most grounds for appeal, and (b) the party may be compelled to arbitrate if the party refuses to do so.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1 Designated Shareholders' Agent. The Designated Shareholders hereby irrevocably appoint Ney Grant as their agent for purposes of Section 9 (the "Designated Shareholders' Agent"), and Ney Grant hereby accepts his appointment as the Designated Shareholders' Agent. Castelle shall be entitled to deal exclusively with the Designated Shareholders' Agent on all matters relating to
Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Designated Shareholder by the Designated Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Designated Shareholder by the Designated Shareholders' Agent, as fully binding upon such Designated Shareholder. If the Designated Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Designated Shareholders, then the Designated Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Castelle of the identity of such successor. Any such successor shall become the "Designated Shareholders' Agent" for purposes of
Section 9 and this Section 10.1. The Designated Shareholders' Agent shall receive no compensation for his services, but shall be reimbursed for his reasonable out-of-pocket expenses by the Designated Shareholders in proportion to the number of shares of Castelle Common Stock received by each of them pursuant to this Agreement. If for any reason there is no Designated
Shareholders' Agent at any time, all references herein to the Designated Shareholders' Agent shall be deemed to refer to the Designated Shareholders.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Castelle and its Representatives with respect to Ibex's business (and the furnishing of information to Castelle and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that Castelle shall reimburse Ibex for the first $25,000 of audit fees, costs and expenses invoiced by Coopers & Lybrand LLP and incurred by Ibex in the audit by Coopers & Lybrand LLP of Ibex's fiscal years ended December 31, 1995 and 1994, as well as one-half of any additional audit fees, costs and expenses invoiced by Coopers & Lybrand LLP.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to Castelle:

                      Attention:  President
                      Castelle
                      3255-3 Scott Boulevard
                      Santa Clara, California  95054
                      Facsimile #:  (408) 654-4699
               with a copy to:

                      Samuel M. Livermore
                      Cooley Godward Castro Huddleson & Tatum
                      One Maritime Plaza, Suite 2000
                      San Francisco, California 94111
                      Facsimile #:  (415) 951-3698

               if to Ibex:

                      Attention:  President
                      Ibex Technologies, Inc.
                      4921 R.J. Mathews Pkwy.
                      El Dorado Hills, California 95762
                      Facsimile #:  (916) 939-8899

               with a copy to:

                      Gilles S. Attia
                      Graham & James LLP
                      400 Capitol Mall, 24th Floor
                      Sacramento, California  95814
                      Facsimile #:  (916) 441-6700

               if to any of the Designated Shareholders:

                      Ney Grant
                      2725 Romer Boulevard
                      Pollock Pines, California  95726
                      Facsimile #:  (916) 647-2055

               if to Teodoro Gimenez, Tucha Limited, or Newark Holding S.A.:

                      Teodoro Ramos Gimenez
                      Tecom Sistemas
                      Rua Jeronimo de Lemos, 162
                      Rio de Janeiro, RJ
                      20560-090 Brazil
                      Facsimile #:  011-55-21-577-1125
               with a copy to:

                      Peter N. Barnes-Brown
                      Morse, Barnes-Brown & Pendleton, P.C.
                      Reservoir Place
                      1601 Trapelo Road
                      Waltham, Massachusetts  02154
                      Facsimile #:  (617) 622-5933

     10.6 Confidentiality. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, each Designated Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Designated Shareholder's possession that relates to the business of Ibex or Castelle.

     10.7 Time of the Essence. Time is of the essence of this Agreement.

     10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.10 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     10.11 Successors and Assigns. This Agreement shall be binding upon: Ibex and its successors and assigns (if any); the Designated Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Castelle and its successors and assigns (if any). This Agreement shall inure to the benefit of: Ibex; Ibex's shareholders (to the extent set forth in Section 1.5); the holders of assumed Ibex Options (to the extent set forth in Section 1.6); Castelle; the other Indemnitees (subject to Section 9.8); and the respective successors and assigns (if any) of the foregoing. Subsequent to the Closing Date, Castelle may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.13 Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.16 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     10.18 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


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


     The parties hereto have caused this Agreement to be executed and delivered as of August 22, 1996.

                            CASTELLE,
                            a California corporation



                            By: /s/ Arthur H. Bruno







                            IBEX TECHNOLOGIES, INC.,
                            a California corporation



                            By: /s/ Ney Grant



                               /s/ Betsy Grey-Grant



                               /s/ Clovis Mattos



                               /s/ Curtis Powell



                               /s/ Teodoro Ramos Giminez



                               /s/ on behalf of Newark Holdings S.A.



                               /s/ on behalf of Tucha Limited

                                   EXHIBIT A-1

                             DESIGNATED SHAREHOLDERS





Name
Ney Grant and Betsy Gray-Grant
Clovis Mattos
Curtis Powell

                                   EXHIBIT A-2

                              SIGNING SHAREHOLDERS



Tucha Limited

Newark Holding S.A.

Teodoro Ramos Gimenez
















     Includes  those persons  identified as Designated  Shareholders  on Exhibit
A-1.

                                    EXHIBIT B

                               CERTAIN DEFINITIONS



     For purposes of the Agreement (including this Exhibit B):

     Acquisition   Transaction.   "Acquisition   Transaction"   shall  mean  any
transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of Ibex's business or assets;

     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of Ibex (other than common stock issued to employees of Ibex, upon exercise of Ibex Options or otherwise, in routine transactions in accordance with Ibex's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Ibex (other than stock options granted to employees of Ibex in routine transactions in accordance with Ibex's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Ibex; or

     (c) any merger, consolidation, business combination, reorganization or similar transaction involving Ibex.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Ibex Contract. "Ibex Contract" shall mean any Contract: (a) to which Ibex is a party; (b) by which Ibex or any of its assets is or may become bound or under which Ibex has, or may become subject to, any obligation; or (c) under which Ibex has or may acquire any right or interest.

     Ibex Proprietary Asset. "Ibex Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Ibex or otherwise used by Ibex.

     Consent.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Castelle on behalf of Ibex and the Designated Shareholders.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     Governmental  Authorization.  "Governmental  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees.  "Indemnitees" shall mean the following Persons: (a) Castelle;
(b) Castelle's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Designated Shareholders shall not be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on Ibex if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Designated Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on Ibex's business, condition, assets, liabilities, operations, financial performance or prospects.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT C-1

                           FORM OF AFFILIATE AGREEMENT

                               AFFILIATE AGREEMENT



     THIS AFFILIATE AGREEMENT ("Agreement") is being executed and delivered as of August __, 1996, by the parties identified on Exhibit A (each, an "Affiliate" and collectively, the "Affiliates") and CASTELLE, a California corporation ("Castelle").

                                    RECITALS

     A. The Affiliates are shareholders of IBEX TECHNOLOGIES, INC., a California corporation (the "Company").

     B. Castelle, the Company, the Affiliates and certain other shareholders of the Company have entered into an Agreement and Plan of Reorganization dated as of August 22, 1996 (the "Reorganization Agreement") providing for the merger of the Company with and into Castelle (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, all outstanding shares of capital stock of the Company will be converted into the right to receive shares of common stock of Castelle ("Castelle Common Stock"). It is accordingly contemplated that the Affiliates will receive shares of Castelle Common Stock in the Merger.

     C. Each Affiliate may be deemed to be an "affiliate" of the Company for purposes of (i) the restrictions on resale imposed by interpretations of the staff of the Securities and Exchange Commission (the "SEC") in transactions exempted from registration under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) determining Castelle's eligibility to account for the Merger as a "pooling of interests" under Accounting Series Releases 130 and 135, as amended, of the SEC.

                                    AGREEMENT

     1. Representations and Warranties. The Affiliates severally represent and warrant to Castelle as follows:

     (a) Each Affiliate is the holder and beneficial owner of the number of shares of the Company's capital stock set forth under Affiliate's signature below (the "Shares"), and Affiliate has good and valid title to the Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

     (b) Each Affiliate has carefully read this Agreement, and has discussed with counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the Shares, the shares of Castelle Common Stock that Affiliate is to receive in the Merger (the "Castelle Shares") and other shares of the capital stock of the Company or Castelle. Affiliate fully understands the limitations this

     Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Shares, and the Castelle Shares and other shares of capital stock of the Company or Castelle.

     (c) Each Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Castelle and its counsel and accountants for purposes of determining Castelle's eligibility to account for the Merger as a "pooling of interests," for purposes of determining whether to proceed with the Merger and for other purposes.

     2. Prohibition Against Transfer. Each Affiliate agrees that:

     (a) until such time as the Reorganization Agreement is validly terminated in accordance with its terms, such Affiliate shall not sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, (i) any capital stock of the Company (including the Shares and any additional shares of capital stock of the Company acquired by Affiliate, whether upon exercise of a stock option or otherwise), or (ii) any option to purchase any capital stock of the Company, except pursuant to and upon consummation of the Merger;

     (b) during the period from the date on which the Merger is consummated through the date on which financial results covering at least 30 days of post-Merger combined operations of Castelle and the Company have been published by Castelle (within the meaning of the applicable "pooling of interests" accounting requirements), Affiliate shall not sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, (i) any shares of Castelle Common Stock (including the Castelle Shares) and any additional shares of Castelle Common Stock acquired by Affiliate, whether upon exercise of a stock option or otherwise, or (ii) any option to purchase shares of Castelle Common Stock; and

     (c) without limiting the generality of the foregoing, or the effect of clause (b) of this Section 2, Affiliate shall not effect any sale, transfer or other disposition of the Castelle Shares unless:

          (i) such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 145(d) under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Affiliate, each stating that such requirements have been met;

          (ii) counsel reasonably satisfactory to Castelle shall have advised Castelle in a written opinion letter upon which Castelle may rely that such sale, transfer or other disposition will be exempt from registration under the Securities Act;

          (iii) such sale, transfer or other disposition has been registered under the Securities Act; or

          (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Castelle.

     For purposes of Section 2(c)(ii), counsel reasonably satisfactory to Castelle shall include, in the case of sales, transfers or other dispositions by Tucha Limited, Newark Holding S.A. and Teodoro Ramos Gimenez, the law firm of Morse, Barnes-Brown & Pendleton, P.C., presently in Waltham, Massachusetts.

     3. Stop Transfer Instructions.

     (a) Each Affiliate acknowledges and agrees that stop transfer instructions will be given to Castelle's transfer agent with respect to the Castelle Shares and with respect to any shares of Castelle Common Stock acquired by Affiliate upon any exercise of any option to purchase shares of Castelle Common Stock, and that there will be placed on the certificates representing such shares of Castelle Common Stock or any substitutions thereof a legend, stating in substance:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT
        DATED AS OF AUGUST __, 1996, BETWEEN THE REGISTERED HOLDER HEREOF
            AND CASTELLE, A COPY OF WHICH AGREEMENT IS ON FILE AT THE
                         PRINCIPAL OFFICES OF CASTELLE."

     (b) Castelle agrees that such stop transfer instructions and legends will be removed with respect to shares of Castelle Common Stock at such time as Castelle is reasonably satisfied that the restrictions on resale imposed by interpretations of the staff of the Commission are no longer applicable to such shares.

     4. Specific Performance. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Castelle shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Castelle may be entitled at law or in equity.

     5. Notices. Any notice or other communication required or permitted to be delivered to Castelle or Affiliate under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

               if to Castelle:             CASTELLE

                                           3255-3 Scott Boulevard
                                           Santa Clara, California 95054
                                           Attn:  President
                                           Facsimile: (408) 654-4699

               if to Affiliate:            ______________________________

                                           ------------------------------

                                           ------------------------------

                                           ------------------------------

     6. Severability. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     7. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     8. Waiver. No failure on the part of Castelle or an Affiliate to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Castelle in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Castelle nor an Affiliate shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Castelle; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10. Further Assurances. Affiliate shall execute and/or cause to be delivered to Castelle such instruments and other documents and shall take such other actions as Castelle may reasonably request to effectuate the intent and purposes of this Agreement.

     11. Entire Agreement. This Agreement, the Reorganization Agreement and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Castelle relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Castelle relating to the subject matter hereof and thereof.

     12. Amendments. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Castelle and Affiliate.

     13. Binding Nature. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Castelle and Affiliates and their successors and assigns.

     14. Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against either Castelle or an Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     15. Termination. This Agreement shall terminate and be of no force or effect if the Reorganization Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.



CASTELLE:                                 AFFILIATE:




______________________________            _____________________________
        (Signature)                                   [name]



                                          Stock Beneficially Owned by Affiliate:
______________________________
        (Print Name)                      _____ shares of Common Stock

                                          _____ shares of Preferred Stock
______________________________
        (Print Title)

                                    EXHIBIT A

                                   AFFILIATES



Tucha Limited

Newark Holding S.A.

Teodoro Ramos Gimenez

Ney Grant and Betsy Gray-Grant

Clovis Mattos

Curtis Powell

                                   EXHIBIT C-2

                     PERSONS TO EXECUTE AFFILIATE AGREEMENTS


Ney Grant and Betsy Gray-Grant

Clovis Mattos

Teodoro Ramos Gimenez

Curtis Powell

Newark Holdings S.A.

Tucha Limited

                                    EXHIBIT D

                       FORM OF TAX REPRESENTATION LETTERS

____________, 1996





Cooley Godward Castro Huddleson & Tatum           Graham & James LLP
One Maritime Plaza, 20th Floor                    400 Capitol Mall, 24th Floor
San Francisco, California 94111                   Sacramento, California  95814


Re: Merger pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") dated August 22, 1996 by and among Castelle ("Castelle"), Ibex Technology, Inc. ("Ibex") and the Signing Shareholders

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain United States federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

Representations

The undersigned officer of Ibex, a California corporation, on behalf of the management of Ibex, after consulting with legal counsel and financial auditors regarding the meaning of and factual support for the following representations, hereby represents, in connection with the proposed merger of Ibex, a California corporation, with and into Castelle in a statutory merger (the "Merger") pursuant to the Agreement and Exhibits thereto including but not limited to the Agreement of Merger, that as of the time this letter is executed, the following facts are true and will continue to be true as of the Effective Time and Closing of the Merger and thereafter where relevant:



     1. Ibex's principal reasons for participating in the Merger are bona fide business reasons.

     2. The total fair market value of all consideration other than Castelle voting common stock received by Ibex shareholders in exchange for their Ibex common and preferred stock in the Merger (including, without limitation, cash paid to Ibex shareholders perfecting dissenters' rights and cash paid in lieu of fractional shares) will be less than ten percent (10%) of the aggregate fair market value of Ibex common and preferred stock outstanding immediately prior to the Merger.

     3. The liabilities of Ibex assumed by Castelle and the liabilities to which the transferred assets of Ibex are subject were incurred by Ibex in the ordinary course of its business.

     4. The fair market value of Ibex's assets on the Effective Date which are transferred to Castelle will exceed the aggregate liabilities of Ibex plus the amount of liabilities, if any, to which such assets are subject, and the total adjusted basis of the assets of Ibex transferred to Castelle will equal or exceed the sum of the liabilities assumed by Castelle, plus the amount of liabilities, if any, to which the transferred assets are subject.

     5. Ibex is not and will not be on the Effective Date an "investment company" within the meaning of ss. 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended, (the "Code").

     6. Ibex has no knowledge of any plan or intention on the part of any Ibex shareholder (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "Sale") of shares of Castelle voting common stock to be issued to Ibex shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty-percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Ibex common and preferred stock. For purposes of this representation, shares of Ibex common and preferred stock (or the portion thereof) (i) with respect to which a Ibex shareholder receives consideration in the Merger other than Castelle voting common stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or paid in lieu of issuing fractional shares) and/or (ii) with respect to which a sale occurs during the Pre-Merger Period, shall be considered shares of outstanding Ibex common and preferred stock exchanged for Castelle voting common stock in the Merger and then disposed of pursuant to a Plan.

     7. The payment of cash by Castelle in lieu issuing fractional shares of Castelle voting common stock is solely for the purpose of avoiding the expense and inconvenience to Castelle of issuing fractional shares and does not represent separately bargained for consideration. The Castelle fractional share interests to which each Ibex shareholder may be entitled in the Merger will be aggregated so that no Ibex shareholder will receive cash in an amount which would equal or exceed, in the aggregate, the value of one whole share of Castelle voting common stock.

     8. Except with respect to (1) payments of cash to Ibex shareholders perfecting dissenters' rights, and (2) payments of cash in lieu of fractional shares of Castelle voting common and preferred stock, one hundred percent (100%) of the Ibex common and preferred stock outstanding immediately prior to the

Merger will be exchanged solely for Castelle voting common stock. Thus, except as set forth in the preceding sentence, Ibex intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Ibex common and preferred stock other than Castelle voting common stock.

     9. During the Pre-Merger Period, no indebtedness or other obligation of Ibex has been or will be guaranteed by any shareholder of Ibex (or any person or entity related to a shareholder of Ibex).

     10. On the Effective Date of the Merger, the fair market value of the Castelle voting common stock and other consideration received by each Ibex shareholder will be approximately equal to the aggregate fair market value of the Ibex common and preferred stock surrendered in exchange therefor.

     11. Ibex and the shareholders of Ibex will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

     12. There is no intercorporate indebtedness existing between Castelle and Ibex that was issued, acquired, or will be settled at a discount, and to the best knowledge of the management of Ibex, Castelle will assume no liabilities of any Ibex shareholder in connection with the Merger.

     13. The terms of the Agreement and all other agreements entered into pursuant thereto are the product of arm's length negotiations.

     14. None of the compensation payments received by any shareholder of Ibex will be separate consideration for, or allocable to, any of their shares of Ibex common or preferred stock. None of the shares of Castelle voting common stock received by any shareholder of Ibex will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any shareholder of Ibex will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     15. Ibex is authorized to make all of the representations set forth herein.

                                     GENERAL

                       YOUR RELIANCE IN RENDERING OPINIONS
                          LIMITATIONS ON YOUR OPINIONS


     1. The undersigned recognize that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Agreement (including exhibits attached thereto), and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

     2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                Very truly yours,

                                                  IBEX TECHNOLOGY, INC.
                                                  a California Corporation


                                                  By:

                                                  Title:

                              ______________, 1996





Cooley Godward Castro Huddleson & Tatum         Graham & James LLP
One Maritime Plaza                              400 Capitol Mall, 24th Floor
20th Floor                                      Sacramento, California  95814
San Francisco, CA  94111


Re: Merger Transaction (the "Merger") Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") Dated August 22, 1996 by and among Castelle ("Castelle"), Ibex Technologies, Inc. ("Ibex") and the Signing Shareholders

Ladies and Gentlemen:

     This letter is supplied to you in connection with your rendering of an opinion regarding certain United States federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

Representations

     The undersigned officer of Castelle, a California corporation, on behalf of the management of Castelle, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represents, in connection with the proposed merger of Ibex, a California corporation, with and into Castelle in a statutory merger (the "Merger") pursuant to the Agreement and Exhibits thereto including but not limited to the Agreement of Merger, with Castelle surviving the Merger, that as of the time this letter is executed, the following facts are true and will continue to be true as of the Effective Time and Closing of the Merger and thereafter where relevant:

     1. Castelle's principal reasons for participating in the Merger are bona fide business reasons.

     2. Castelle has no plan or intention to reacquire any of its stock issued in the Merger.

     3. Castelle has no plan or intention to sell or otherwise dispose of any of the assets of Ibex acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

     4. Following the Merger, Castelle will continue Ibex's historic trade or business or use a significant portion of its historic business assets in a business.

     5. Castelle is not, and will not be on the Effective Date, an "investment company" within the meaning of section 368(a)(2)(F) of the Code.

     6. No shareholder of Ibex is acting as agent for Castelle in connection with the Merger or approval thereof, and Castelle will not reimburse any Ibex shareholder for Ibex common stock or preferred stock such shareholder may have purchased or for other obligations such shareholder may have incurred.

     7. The payment of cash by Castelle in lieu of issuing fractional shares of Castelle voting common stock is solely for the purpose of avoiding the expense and inconvenience to Castelle of issuing fractional shares and does not represent separately bargained for consideration. The Castelle fractional share interests to which each Ibex shareholder may be entitled in the Merger will be aggregated so that no Ibex shareholder will receive cash in an amount which would equal or exceed, in the aggregate, the value of one whole share of Castelle voting common stock.

     8. Except with respect to (1) payments of cash to Ibex shareholders perfecting dissenters' or appraisal rights and (2) payments of cash in lieu of fractional shares of Castelle voting common stock or preferred stock, one hundred percent (100%) of the Ibex common stock and preferred stock outstanding immediately prior to the Merger will be exchanged solely for Castelle voting common stock. Thus, except as set forth in the preceding sentence, Castelle intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Ibex common stock or preferred stock other than Castelle voting common stock.

     9. The total fair market value of all consideration other than Castelle voting common stock received by Ibex shareholders in exchange for their Ibex common stock or preferred stock in the Merger (including, without limitation, cash paid to Ibex shareholders perfecting dissenters' or appraisal rights and cash paid in lieu of fractional shares) will be less than ten percent (10%) of the aggregate fair market value of Ibex common stock and preferred stock outstanding immediately prior to the Merger. In addition, the total cash consideration that will be paid in the Merger to Ibex shareholders in lieu of fractional shares of Castelle voting common stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Ibex shareholders in exchange for their shares of Ibex common stock and preferred stock.

     10. On the Effective Date of the Merger, the fair market value of the Castelle voting common stock and other consideration received by each Ibex shareholder will be approximately equal to the aggregate fair market value of the Ibex common stock and preferred stock surrendered in exchange therefor.

     11. Castelle will pay separately its own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

     12. There is no intercorporate indebtedness existing between Castelle and Ibex that was issued, acquired, or will be settled at a discount, and Castelle will not assume any liabilities of Ibex's shareholders in connection with the Merger.

     13. The terms of the Agreement and all other agreements entered into pursuant thereto are the product of arm's-length negotiations.

     14. None of the compensation payments which might be received by any shareholder of Ibex will be separate consideration for, or allocable to, any of their shares of Ibex common stock or preferred stock; none of the shares of Castelle voting common stock to be received by any shareholder of Ibex will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation which might be paid to any shareholder of Ibex will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     15. Castelle is authorized to make all the representations set forth herein.

                                     GENERAL

        Your Reliance In Rendering Opinions; Limitations On Your Opinions

     1. The undersigned recognizes that (i) your opinions will be based on, among other things, the representations and statements set forth herein, in the Agreement (including exhibits attached thereto), and in the documents related thereto, and (ii) your opinions will be subject to certain limitations, qualification and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

     2. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                Very truly yours,

                                                  CASTELLE,
                                                  a California corporation

                                                  By:

                                                  Title:

                                    EXHIBIT E

                   FORM OF CONTINUITY OF INTEREST CERTIFICATE

                       CONTINUITY OF INTEREST CERTIFICATE



     The undersigned is aware that pursuant to an Agreement and Plan of Reorganization, dated as of August 22, 1996 (the "Reorganization Agreement"), made and entered into by and among CASTELLE, a California corporation ("Castelle") and IBEX TECHNOLOGIES, INC., a California corporation ("Ibex"), and certain shareholders of Ibex, it is contemplated that Ibex will merge with and into Castelle in a transaction (the "Merger") in which shares of the common stock of Ibex ("Ibex Common Stock") and preferred stock of Ibex ("Ibex Prefered Stock") will be exchanged for shares of the common stock of Castelle ("Castelle Common Stock")

     1. The undersigned represents, warrants and certifies as follows:

     (a) The undersigned currently is the owner of that number and class of shares of Ibex Common Stock and Ibex Preferred Stock set forth below (the "Shares") and did not acquire any of the Shares in contemplation of the Merger;

     (b) The undersigned has not engaged in a Sale (as defined below) of any shares of Ibex Common Stock or Ibex Preferred Stock in contemplation of the Merger;

     (c) The undersigned has, and will as of the Effective Date have, no plan or intention (a "Plan") to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of the shares of Castelle Common Stock to be received by the undersigned in the Merger. For purposes of the preceding sentence, shares of Ibex Common Stock or shares of Ibex Preferred Stock (or the portion thereof) (i) with respect to which the undersigned will receive consideration in the Merger other than shares of Castelle Common Stock (including cash to be received in lieu of fractional shares of Castelle Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Ibex Common Stock or shares of Ibex Preferred Stock exchanged for shares of Castelle Common Stock in the Merger and then disposed of pursuant to a Plan;

     (d) The undersigned has no Plan to exercise dissenters' rights in connection with the Merger;

     (e) The undersigned is not aware of, or participating in, any Plan on the part of the holders of shares of Ibex Common Stock or shares of Ibex Preferred Stock to engage in a Sale or Sales of the shares of Castelle Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time (as defined in the Reorganization Agreement), of shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Ibex Common Stock and Ibex Preferred Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Ibex Common Stock (or the portion thereof) (i) with respect to which a shareholder of Ibex receives consideration in the Merger other than shares of Castelle Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Castelle Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Ibex Common Stock or Ibex Preferred Stock exchanged for shares of Castelle Common Stock in the Merger and then disposed of pursuant to a Plan;

     (f) The undersigned waives any and all rights to seek damages or other relief from Castelle or Ibex as a result of any losses incurred as a result of the inaccuracy of any or all of the representations set forth in the certificate dated August __, 1996 from Ibex to Cooley Godward Castro Huddleson & Tatum and Graham & James LLP, provided pursuant to Section 5.8(b) of the Reorganization Agreement.

     (g) Except to the extent written notification to the contrary is received by Ibex from the undersigned prior to the Merger, the representations and warranties and certifications contained herein shall be true and correct at all times from the date hereof through the date on which the Merger occurs.

     2. The undersigned has consulted with such legal and financial counsel as the undersigned has deemed appropriate in connection with the execution of this Certificate.

     3. The undersigned understands that Castelle, Ibex, and their respective shareholders, as well as legal counsel to Castelle and Ibex (in connection with rendering of their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations contained herein and (b) the undersigned's performance of the obligations set forth herein.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on _____________________, 1996.

                                   Signature:

                                   Name:

                                   Address:





Number of Shares of Ibex Common Stock Beneficially Owned:

Number of Shares of Ibex Preferred Stock Beneficially Owned:

                                    EXHIBIT F

                                 PERSONS TO SIGN
                    EMPLOYMENT AND NONCOMPETITION AGREEMENTS


Ney Grant

Curtis Powell

Clovis Mattos

Bryan Roe (no noncompetition agreement)

Fabio Matsui (no noncompetition agreement)

                                    EXHIBIT G

                          FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT ("Agreement") is being entered into as of August __, 1996 (the "Closing Date") by and between CASTELLE, a California corporation (the "Corporation"), and ____________________ ("Employee").

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of August 22, 1996, by and among the Corporation, Ibex Technologies, Inc., a California corporation ("Ibex"), and certain shareholders of Ibex, as amended (the "Reorganization Agreement"), Ibex is merging into the Corporation on the Closing Date (the "Merger"). As a result of the Merger, Ibex shareholders are receiving shares of Common Stock of the Corporation in exchange for their shares of stock of Ibex.

     B. Employee was a shareholder of Ibex prior to the Merger, and has been serving as an employee of Ibex.

     C. The Corporation has required, as a condition to consummating the transactions contemplated by the Reorganization Agreement, that Employee execute and deliver this Agreement.

     D. Contemporaneously with the execution and delivery of this Agreement, Employee is executing and delivering to the Corporation a Noncompetition Agreement of even date herewith. The Reorganization Agreement, the
Noncompetition Agreement and the Proprietary Information Agreement previously executed by Employee in favor of Ibex are referred to collectively in this Agreement as the "Other Agreements."

                                    AGREEMENT

     In order to induce the Corporation to consummate the transactions contemplated by the Reorganization Agreement, and in further consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. EMPLOYMENT

     1.1 Term; Duties.

     (a) Term. Subject to Section 1.7 below, Employee agrees to serve as an employee of the Corporation during the period commencing on the Closing Date and ending on the date two years from the Closing Date (the "Employment Term").

     (b) Duties. During the Employment Term, Employee shall serve in such capacity as the Corporation's Chairman may specify from time to time, and shall have such responsibilities as may be assigned to him by the Corporation's Chairman. Employee agrees to serve the Corporation faithfully and to the best of his ability, and to devote substantially all of his working time, attention and efforts during the Employment Term to the business and affairs of the Corporation. Employee represents and warrants to the Corporation that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.

     1.2 Salary. In consideration of all services to be rendered by Employee to the Corporation during the Employment Term, the Corporation shall pay to Employee a salary of $__________ per annum, payable at such times as other salaried employees of the Corporation receive their regular salary payments. Employee's salary may be increased by the Corporation as a result of salary reviews to be conducted by Castelle's Chief Executive Officer periodically. The Corporation shall be entitled to withhold from the salary payments otherwise required to be made to Employee such amounts as the Corporation may be required to withhold under applicable tax laws and other applicable legal requirements.

     1.3 Stay-On Bonus Payments. Subject to Section 1.7(b), the Corporation shall pay to Employee, as a stay-on bonus, $__________ per month on each of the first 12 monthly anniversaries of the Closing Date.

     1.4 Other Benefits. The Corporation shall provide to Employee, during the Employment Term, the same benefits that the Corporation makes generally available to all of its other employees during the Employment Term, subject to Employee's satisfaction of the respective eligibility requirements for such benefits.

     1.5 Other Compensation Matters. Employee acknowledges and agrees that he shall not be entitled to receive from the Corporation, or from Castelle or any other affiliate of the Corporation, any salary, bonus or other compensation or benefit of any nature (whether relating to any period prior to the Closing Date or relating to any period after the Closing Date) except as expressly provided in the Other Agreements or in Sections 1.2, 1.3 and 1.4 above. Employee represents and warrants to the Corporation that he is not aware of any claims or rights against the Corporation arising directly or indirectly from his past employment with the Corporation, and Employee hereby releases and discharges the Corporation and its affiliates from all claims, rights, causes of action, demands and obligations relating to or arising directly or indirectly from his past employment with the Corporation.

     1.6 Expenses. Employee shall be entitled to reimbursement from the Corporation for reasonable out-of-pocket business expenses reasonably incurred by Employee during the Employment Term in the performance of Employee's duties under this Agreement; provided, however, that the Corporation shall not be required to reimburse Employee for any such expenses unless: (a) Employee presents vouchers and receipts indicating in reasonable detail the amount and business purpose of each of such expenses; and (b) Employee otherwise complies with the Corporation's reimbursement policies established from time to time and in effect during the Employment Term.

     1.7 Termination.

     (a) Either the Corporation or the Employee shall have the right to terminate this Agreement, with or without Cause (as defined in Section 1.8 below), at any time during the Employment Term by delivering written notice of termination to the other. Upon the termination of this Agreement during the Employment Term, Employee's employment with the Corporation shall terminate and, except as provided in Section 1.7(b) below, the Corporation shall have no further monetary obligation or other obligation of any nature to Employee under this Agreement or with respect to his employment or the termination of his employment.

     (b) If (i) the Corporation terminates this Agreement without Cause (as defined in Section 1.8 below) during the Employment Term, (ii) Employee satisfies all of his obligations relating to the termination of his employment under this Agreement (including his obligations under Section
     3.2 below), and (iii) Employee executes and delivers to the Corporation a general release of liability (satisfactory in form and substance to the Corporation) in favor of the Corporation, then so long as Employee does not breach Section 2 below or any of the material provisions of the Other Agreements, Employee shall be entitled to continue to receive the salary specified in Section 1.2 above for the remainder of the Employment Term and the stay-on bonus payments specified in Section 1.3.

     (c) The termination of this Agreement pursuant to this Section 1.7 or otherwise shall not limit or otherwise affect any of Employee's obligations under Section 2 or Section 3.2 below or under any of the Other Agreements, all of which shall remain in full force and effect.

     1.8 Definition of "Cause." Employee's employment with the Corporation shall be deemed to have been terminated for "Cause" if such employment is terminated following: (a) any intentional misconduct, fraud or bad faith on the part of Employee in the performance of his duties as an employee of the Corporation; (b) the conviction of Employee of, or the entry by Employee of a plea of guilty or no contest to, any felony; (c) the breach by Employee of any material provision in any of the Other Agreements; (d) the continued failure of Employee to perform any reasonable duties assigned to him, if such breach or failure is not fully cured by Employee within ten days after he receives written notice of such failure; or (e) the inability of Employee to perform any of his material duties as a result of illness or injury, if Employee remains unable to perform such duties for a total of ten consecutive weeks.

2. CONFIDENTIAL INFORMATION

     2.1 Proprietary Information Agreement. Employee acknowledges that Employee has previously executed a Proprietary Information Agreement in favor of Ibex and agrees to continue to abide by the provisions of such agreement both during and after the Employment Term as provided therein.

     2.2  Obligation  to  Keep   Confidential.   Employee  agrees  to  keep  all
Confidential Information (as defined in Section 2.3 below) strictly and permanently confidential and, accordingly, agrees that he shall not at any time (whether during or after the Employment Term) directly or indirectly use for any purpose, or disclose or permit to be disclosed to any person or entity, any Confidential Information. Employee acknowledges that the Confidential Information constitutes unique and valuable assets of Ibex and the Corporation acquired at great time and expense by Ibex and the Corporation, and that any disclosure or other use of such Confidential Information, other than for the sole benefit of Ibex and the Corporation, would be wrongful and would cause irreparable harm to the Corporation.

     2.3 Definition of "Confidential Information." The term "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Corporation, Ibex or any of the Corporation's or Ibex' subsidiaries or other affiliates or relating to the business, operations, financial affairs, performance, assets, investments, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, plans or prospects of the Corporation or Ibex or any of the Corporation's or Ibex subsidiaries or other affiliates, including any such information consisting of or otherwise relating directly or indirectly to trade secrets, know-how, technology, designs, drawings, processes, license or sublicense arrangements, formulae, proposals, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of suppliers or distributors or sources of supply; provided, however, that "Confidential Information" shall not be deemed to include information which, at the time of initial disclosure to Employee, is part of, or without violation of this Agreement or fault of Employee becomes part of, the public knowledge or literature.

3. MISCELLANEOUS PROVISIONS

     3.1 Other Agreements. Nothing in this Agreement shall limit Employee's or the Corporation's obligations or the rights and remedies of Employee or the Corporation under the Other Agreements, and nothing in any of the Other Agreements shall limit Employee's or the Corporation's obligations or the rights and remedies of the Employee or the Corporation under this Agreement.

     3.2 Surrender of Records and Property. At such time as Employee no longer serves as an employee of the Corporation, Employee shall deliver promptly to the Corporation (a) all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof in his possession or under his control which are the property of the Corporation, and (b) all other property and Confidential Information of the Corporation or Castelle in his possession or under his control, including all documents which contain any Confidential Information of the Corporation or Castelle.

     3.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

               If to the Corporation:             CASTELLE

                                                  3255-3 Scott Boulevard
                                                  Santa Clara, CA  95054
                                                  Attention:    President
                                                  Facsimile:    (408) 654-4699

               If to Employee:





     3.4 Severability. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     3.5 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     3.6 Waiver. No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     3.7 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     3.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     3.9 Further Assurances. Each party hereto shall execute and/or cause to be delivered to the other party hereto such instruments and other documents and shall take such other actions as such other party may reasonably request to effectuate the intent and purposes of this Agreement.

     3.10 Entire Agreement. This Agreement and the Other Agreements set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties relating to the subject matter hereof and thereof.

     3.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Corporation and Employee.

     3.12 Assignment. This Agreement and all rights and obligations of Employee hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. The Corporation may, with Employee's written consent (which consent shall not be unreasonably withheld), assign its rights under this Agreement to any entity that assumes the Corporation's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Corporation's assets to such entity.

     3.13 Binding Nature. Subject to Section 3.12 above, this Agreement will be binding upon and inure to the benefit of the Corporation and its successors and assigns and Employee and his representatives, executors, administrators, estate, heirs, successors and assigns.

     3.14 Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against either party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                  CASTELLE

                                  By:

                                  Its:

                                    EXHIBIT H

                        FORM OF NONCOMPETITION AGREEMENT
                            NONCOMPETITION AGREEMENT

                            NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT ("Agreement") is being executed and delivered as of August __, 1996 (the "Closing Date"), by _____________ ("Shareholder") in favor of and for the benefit of CASTELLE, a California corporation ("Company").

                                    RECITALS

     A. As an employee and major shareholder of Ibex Technologies, Inc., a California corporation ("Ibex"), Shareholder has obtained extensive and valuable knowledge and information concerning the business of Ibex (including confidential information relating to Ibex and its operations, assets, contracts, customers, personnel, plans and prospects).

     B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of August 22, 1996, by and among the Company, Ibex, Shareholder and certain other shareholders of the Company (the "Reorganization Agreement"), Ibex is merging into the Company on the Closing Date (the "Merger"). In connection with the Merger, Shareholder and the Company's other shareholders are exchanging all of their shares of stock of Ibex for shares of Common Stock of the Company.

     C. Concurrently with this Agreement, Shareholder has entered into an Employment Agreement with Company with a term of two years (the "Employment Agreement").

     D. In connection with the Merger (and as a condition to the consummation of the Merger), and to more fully secure unto the Company the benefits of the Merger, the Company has required that Shareholder enter into this Agreement and Shareholder is entering into this Agreement in order to induce the Company to consummate the Merger.

     E. The Company has conducted and is conducting its business on a worldwide basis.

                                    AGREEMENT

     In order to induce the Company to consummate the transactions contemplated by the Reorganization Agreement, and in consideration of the issuance and delivery to Shareholder of shares of Common Stock of the Company pursuant to the Reorganization Agreement, Shareholder agrees as follows:

     1. Acknowledgments by Shareholder. Shareholder acknowledges that the promises and restrictive covenants he is providing in this Agreement are reasonable and necessary for the Company's protection of its legitimate interests in its acquisition of Ibex pursuant to the Reorganization Agreement, including but not limited to Ibex's goodwill. Shareholder acknowledges that Shareholder is exchanging all of Shareholder's shares of stock of Ibex for shares of Common Stock of the Company in the Merger.

     2. Noncompetition. During the period commencing on the Closing Date and continuing until the date __________ (__) years after the termination of Employee's employment with the Company (the "Noncompete Period"), Shareholder shall not, directly or indirectly, provide any service (as an employee, consultant or otherwise), support (including financial support), product or technology to any person or entity, if such service, support, product or technology involves or relates to, in any material respect, (A) the provision of "information on demand" products, including but not limited to products delivering information via facsimile, voice, video or any Internet mechanisms,
(B) "electronic commerce," (C) the use of the Internet for effecting economic transactions, (D) the provision of information or products over the Internet,
(E) the design, development, coding or creation of software for use with or otherwise involving the Internet including, but not limited to, the design, development or coding of software for the purpose of gathering, collecting or analyzing market data, customer data or web site visits (hits) over the Internet, or (F) the design, development or coding of management software tools utilized with "information on demand" products or to enhance the functionality of network facsimile products (each, a "Restricted Business"); provided, however, that nothing in this Section 2 shall prevent Shareholder from providing services, support, products or technology to any person or entity while employed by the Company, so long as Shareholder is providing such services, support, products and technology solely in Shareholder's capacity as, and solely in the course of discharging Shareholder's duties and responsibilities as, an employee of the Company.

     3. Nonsolicitation. Shareholder further agrees that during the Noncompete Period, Shareholder will not:

     (a) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Shareholder's own behalf or on behalf of any other person or entity) any employee of the Company, or any of the Company's subsidiaries to leave his or her employment with the Company, or any or of the Company's subsidiaries;

     (b) employ, or permit any entity over which Shareholder exercises any control, to employ such employee who has terminated his or her employment with the Company or any of the Company's subsidiaries during the Noncompete Period; or

     (c) directly or indirectly, personally or through others, approach, contact, solicit, advise or do (or attempt to do) business with, or otherwise interfere with the relationship of the Company or any of the Company's subsidiaries with, any person or entity who is, was or is reasonably anticipated to become a customer or client of the Company or any of the Company's subsidiaries with respect to any Restricted Business.

     4. Consideration. As consideration for this Noncompetition Agreement, the Company shall pay Shareholder $_______. Such payments shall be made to

     Shareholder in three (3) $____ installments with the first installment due on the date of this Agreement and the second and third installments due on the first and second monthly anniversaries of the date of this Agreement.

     5. Termination. Shareholder's obligations under Sections 2 and 3, and Company's obligations under Section 4 shall terminate if Shareholder's employment with Company pursuant to the Employment Agreement is terminated without Cause (as such term is defined in the Employment Agreement).

     6. Independence of Obligations. The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Company on the other. The existence of any claim or cause of action by Shareholder against the Company shall not constitute a defense to the enforcement of such covenants against Shareholder.

     7. Specific Performance. Shareholder agrees that in the event of any breach or threatened breach by Shareholder of any covenant, obligation or other provision contained in this Agreement, the Company shall be entitled (in addition to any other remedy that may be available to them) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     8. Non-Exclusivity. The rights and remedies of the Company hereunder are not exclusive of or limited by any other rights or remedies which the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of Shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit, and is not limited by, the terms of the Employment Agreement or the terms of any other agreement between Shareholder and the Company or any affiliate of the Company.

     9. Notices. Any notice or other communication required or permitted to be delivered to Shareholder or the Company under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

               If to the Company:   CASTELLE

                                    3255-3 Scott Boulevard
                                    Santa Clara, CA  95054
                                    Attention:    President
                                    Facsimile:    (408) 654-4699

               If to Shareholder:





     10. Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     11. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     12. Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     13. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     14. Further Assurances. Shareholder shall execute and/or cause to be delivered to the Company such instruments and other documents and shall take such other actions as Company may reasonably request to effectuate the intent and purposes of this Agreement.

     15. Entire Agreement. This Agreement and the Employment Agreement (and the other agreements referred to in the Employment Agreement) set forth the entire understanding of Shareholder and the Company relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

     16. Amendments. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and Shareholder.

     17. Assignment. This Agreement and all obligations hereunder are personal to Shareholder and may not be transferred or assigned by Shareholder at any time. The Company may, with Shareholder's written consent (which consent shall not be unreasonably withheld), assign its rights under this Agreement to any entity in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

     18. Binding Nature. Subject to Section 17, this Agreement will be binding upon Shareholder and Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of the Company and its respective successors and assigns.

     19. Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                    EXHIBIT I

                   FORM OF LEGAL OPINION OF GRAHAM & JAMES LLP

                       [GRAHAM & JAMES LLP OPINION LETTER]


Castelle
3255-3 Scott Boulevard
Santa Clara, CA  95054

Ladies and Gentlemen:

We have acted as legal counsel for Ibex Technologies, Inc., a California corporation (the "Company"), in connection with the merger of the Company with and into Castelle, a California corporation ("Castelle") pursuant to an Agreement and Plan of Reorganization dated as of August 22, 1996 (the "Reorganization Agreement") by and among the Company, Castelle and the Signing Shareholders listed on Exhibits A-1 and A-2 of the Agreement (the "Merger"). We are rendering this opinion pursuant to Section 6.6(i) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In rendering this opinions expressed below, we have examined originals, certified copies or copies otherwise identified to us as being true copies of the originals of the following documents:

     (a) The Agreement.

     (b) The Merger Agreement.

Items (a) and (b) are hereafter collectively referred to as the "Agreements".

We have also considered such questions of law and examined such other instruments, records, certificates, opinions, memoranda and documents as we have deemed necessary or advisable for the purpose of preparing this opinion letter. As to questions of fact material to this opinion letter, we have relied upon the certificates of officers of the Company. We have undertaken no further investigation in connection with this opinion letter except for only such factual inquiries as we deemed appropriate with respect to the facts underlying such certificates and the Agreements.

Castelle
______________, 1996




In rendering this opinion, we have assumed the following:

     (i) The representations and warranties in the Agreements and any other certificates, instruments or agreements executed in connection with the Agreements or delivered to us are true, correct and not misleading;

     (ii) The signatures on all original documents examined by us are genuine and all copies of such documents submitted to us are genuine;

     (iii) The due authorization, execution and delivery of all documents (other than the Company where authorization, execution and delivery are a prerequisite to the effectiveness thereof);

     (iv) All individuals executing and delivering documents had the legal capacity to so execute and deliver;

     (v) Each party to the Agreements, other than the Company is duly organized, validly existing and in good standing under its jurisdiction of organization and is in good standing as a foreign corporation in each such jurisdiction in which the conduct of its business or its ownership or leasing of property currently requires that it qualify as a foreign corporation, with the corporate or other organizational power to perform its obligations under the Agreements to which it is a party, each such party has complied with any applicable requirement to file tax returns and pay taxes in each jurisdiction in which it is required to do so, each such party has validly authorized, executed and delivered each of the Agreements to which it is a party and the Agreements constitute the valid and binding obligations of each such party, enforceable against each such party in accordance with their terms;

     (vi) The factual matters set forth in the Agreements are accurate and complete in all material respects and all certificates and all other written representations as to factual matters delivered or made to us by officers of the Company or the Signing Shareholders are accurate and complete in all material respects;

     (vii) There are no agreements, written or oral, among any of the parties to any of the Agreements that modify, waive, amend or affect the terms of any of the Agreements;

     (viii) Neither the execution of the Agreements nor the consummation of the transactions provided for therein contravenes any applicable law of any jurisdiction, other than California law or federal law.

Castelle
______________, 1996



     The opinions hereinafter expressed are subject to the following additional qualifications:

     (a) The attorneys in our firm who have prepared this opinion are admitted to practice law only in the States of California, and we express no opinion herein concerning any law other than the law of the States of California and the federal law of the United States.

     (b) To the extent any opinion is rendered herein with respect to the enforceability of any agreement: (1) we express no opinion as to the effect on such enforceability of applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting relief of debtors or the enforcement of the rights of creditors;
     (2) we express no opinion as to the effect on such enforceability of laws governing specific performance, injunctive relief, fraudulent sales and/or conveyances, preferences or other equitable remedies; (3) the enforceability of obligations in the Agreements is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or law, and a court applying such principles may refuse to enforce, or may limit the application of, a contract or any clause thereof; and (4) enforcement of indemnification provisions contained in the Agreements may be limited by applicable law.

     (c) We express no opinion herein as to compliance or non-compliance with federal or state securities laws, including but not limited to, the antifraud provisions of any state or federal securities law, rule or regulation.

     (d) We have acted as counsel to the Company and the Signing Shareholders only with respect to certain corporate matters, the negotiation of the Agreements and the rendering of these opinions. Accordingly, we may not have knowledge of all matters of fact or law relating to the Company or the Signing Shareholders that may be relevant in connection with the opinions herein. Any alteration of those facts may adversely affect our opinions. Whenever a statement herein is qualified by "known to us," "to our current actual knowledge," or similar phrase, it is intended to indicate that during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services to the Company. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement (including, without limitation, any search of litigation filings in any court), and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation. No inference as to our current actual knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Castelle
______________, 1996




     (e) With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

     (f) With regard to our opinion in paragraph 5 below with respect to material defaults under any material agreement known to us, we have relied solely upon (i) inquiries of officers of the Company, (ii) a list supplied to us by the Company, a copy of which has been supplied to your counsel, Cooley Godward Castro Huddleson & Tatum, of material agreements to which the Company is a party, or by which it is bound, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

     2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company, its assets, financial condition or operations.

     3. The Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company and the Signing Shareholders enforceable against the Company and the respective Signing Shareholders in accordance with their terms.

     4. The Company's authorized capital stock consists of (a) ten million (10,000,000) shares of Common Stock, without par value, of which one hundred forty-one thousand sixteen (141,016) shares are issued and outstanding, and (b) five million (5,000,000) shares of Preferred Stock, without par value, of which forty-eight thousand thirty-five (48,035) shares have been designated Series A Preferred Stock, without par value, of which all such shares are issued and outstanding. The outstanding shares of Common Stock and of Preferred Stock have been authorized and validly issued

Castelle
______________, 1996



     and are fully paid and nonassessable. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Certificate of Determination of Preferences of Series A Preferred Stock. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series A Preferred Stock, rights created in connection with the transactions contemplated by the Agreements and twenty thousand (20,000) shares reserved for issuance under the Company's 1992 Stock Option Plan, of which fourteen thousand seven hundred thirty-one (14,731) shares are subject to outstanding options.

     5. The execution and delivery of the Agreements by the Company do not violate any provision of the Company's Articles of Incorporation or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     6. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

     7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company and, to our knowledge, the Signing Shareholders, of the transactions contemplated by the Agreements, have been made or obtained.

Castelle
______________, 1996


This opinion is intended solely for your use in connection with the transactions contemplated by the Agreements and is not to be made available to or relied upon by other persons or entities without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Signing Shareholders. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

Graham & James LLP

                                  EXHIBIT J

                            FORM OF LEGAL OPINION OF
                     COOLEY GODWARD CASTRO HUDDLESON & TATUM

                         [COOLEY GODWARD OPINION LETTER]



____________, 1996

To the Ibex Shareholders
listed on Schedule A hereto

Dear Sir or Madam:

We have acted as counsel for Castelle, a California corporation (the "Company"), in connection with the merger of Ibex Technologies, Inc. ("Ibex") with and into the Company pursuant to an Agreement and Plan of Reorganization dated as of August 22, 1996 (the "Reorganization Agreement") by and among the Company, Ibex and the Signing Shareholders listed on Exhibit A-1 and A-2 of the Reorganization Agreement (the "Merger) and the issuance and sale of [eight hundred fifty thousand (850,000)] shares of Castelle Common Stock (the "Shares") in connection with the Merger. We are rendering this opinion pursuant to Section 6.6(i) of the Reorganization Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Reorganization Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reorganization Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Reorganization Agreement and the exhibits thereto, including the Merger Agreement and the Disclosure Schedule, (collectively the "Agreements"), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreements; that the Agreements are obligations binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation.

With regard to our opinion in paragraph 4 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) inquiries of officers of the Company, (ii) a list supplied to us by the Company, a copy of which has been supplied to your counsel, Graham & James LLP, of material agreements to which the Company is a party, or by which it is bound, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

     2. The Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under section 9 of the Reorganization Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     3.  The  Shares,   when  issued  in  accordance   with  the  terms  of  the
Reorganization Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     4. The execution and delivery of the Agreements by the Company pursuant thereto do not violate any provision of the Company's Amended and Restated Articles of Incorporation or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any

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governmental  statute,  rule or regulation  applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     5. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

     All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreements, have been made or obtained.

     Registration #33-__________ (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), has become effective, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the associated Prospectus/Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Securities and Exchange Commission.

     The Registration Statement and the Prospectus/Proxy Statement (except for the financial statements and schedules, other financial information and statistical data which are included therein and information concerning Ibex, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

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This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.



Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM


By:
        Samuel M. Livermore

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                                   Schedule A


Ney Grant and Betsy Gray-Grant

Clovis Mattos

Curtis Powell

Tucha Limited

Newark Holding S.A.

Teodoro Ramos Gimenez

                                    EXHIBIT L

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is entered into as of August __, 1996 (the "Closing Date"), by and among: CASTELLE, a California corporation ("Castelle"); IBEX TECHNOLOGIES, INC., a California corporation ("Ibex"); the Shareholders of Ibex who are listed on Attachment A (the "Shareholders"); NEY GRANT as agent of the Shareholders (the "Shareholders' Agent"); and ___________________ ("Escrow Agent").

                                    RECITALS

     A. Castelle, Ibex, and the Shareholders are entering into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), pursuant to which Ibex shall be merged into Castelle and Ibex shareholders shall exchange their stock in Ibex for shares of Castelle.

     B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of Ibex and the Shareholders under the Reorganization Agreement and various related agreements.

     C. Pursuant to Section 10.1 of the Reorganization Agreement, the Designated
Shareholders  have  appointed  the  Designated   Shareholders'  Agent  as  their
attorneys-in-fact for the purposes of this Agreement.

     D. The Designated Shareholders have agreed to deposit ten percent (10%) of the total number of shares of Common Stock of Castelle received pursuant to the Reorganization Agreement (the "Shares") with Escrow Agent in connection with the Designated Shareholders' performance of their obligations under the Reorganization Agreement.

     E. The Designated Shareholders' Agent and Castelle desire that Escrow Agent hold the Shares pursuant to the terms hereof and to distribute such Shares in accordance with the procedures specified herein.

                                    AGREEMENT

     The parties to this Escrow Agreement, intending to be legally bound, agree as follows:

SECTION 1. DEFINED TERMS

     Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Reorganization Agreement.

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

SECTION 2. ESCROW

     2.1 Shares and Stock  Powers to be Placed in Escrow.  On the Closing  Date,
(i) Castelle shall issue certificates for the Shares in the names of the Designated Shareholders evidencing the shares of Castelle Stock to be held in escrow in accordance with this Escrow Agreement, and (ii) the Designated Shareholders shall deliver to Escrow Agent three stock powers each endorsed by the Designated Shareholders in blank (the "Stock Powers"). Ibex and the Designated Shareholders' Agent shall ensure that all signatures on the Stock Powers delivered to Escrow Agent in accordance with the preceding sentence have been guaranteed by a national bank or New York Stock Exchange member firm. The shares and Stock Powers referred to in this Section 2.1 shall be held by Escrow Agent in escrow (the "Escrow") in accordance with the provisions of this Escrow Agreement.

     2.2 Voting of Shares. The record owner of the Shares shall be entitled to exercise all voting rights with respect to such Shares.

     2.3 Dividends, Etc. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Shares shall not be distributed to the record owner of such Shares, but rather shall be held by the Escrow Agent in the Escrow. At the time any Shares are required to be released from the Escrow to any person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such shares shall be released from the Escrow to such person.

     2.4 Transferability. The interests of the Designated Shareholders' Agent and the Shareholders in the Escrow and in the Shares held in the Escrow shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Castelle shall have received written notice of such transfer.

     2.5 Fractional Shares. No fractional shares of Castelle Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of shares from the Escrow, Castelle shall make a cash payment to the owner of record for such fractional share which payment shall be determined utilizing the Stipulated Value of such Share.

     2.6 Receipt By Escrow Agent. Escrow Agent acknowledges receipt from Castelle of a certificate representing the Shares and from the Designated Shareholders' Agent of stock powers executed in blank by the Designated Shareholders with respect to the Shares. Escrow Agent accepts appointment hereunder and agrees to hold and distribute the Shares in accordance herewith.

SECTION 3. CLAIM PROCEDURES

     Claim Procedures shall be as set forth in Section 9 of the Reorganization Agreement and this Section.

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

     3.1 Response Notice. Within twenty (20) business days after the delivery of an Officer's Certificate to the Designated Shareholders' Agent (with a copy to the Escrow Agent), the Designated Shareholders' Agent shall deliver to Escrow Agent and Castelle a written notice (the "Response Notice") containing: (i) instructions to the effect that Shares having a Stipulated Value (as defined in Section 5 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to Castelle; or (ii) instructions to the effect that Shares having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Castelle, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Escrow Agent from the Designated Shareholders' Agent within twenty (20) business days after the delivery of an Officer's Certificate to the Designated Shareholders' Agent, then the recipient of such Claim Notice shall be deemed to have given instructions that Shares having a Stipulated Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Castelle from the Escrow.

     3.2 Release of Shares to Castelle.

     (a) If the Designated Shareholders' Agent gives (or is deemed to have given) instructions that shares of Castelle Stock having a Stipulated Value equal to the entire Claim Amount set forth in an Officer's Certificate are to be released from the Escrow to Castelle, then Escrow Agent shall be authorized to use a Stock Power held in the Escrow to transfer to Castelle, from the Escrow, Shares having a Stipulated Value equal to such Claim Amount.

     (b) If a Response Notice delivered by the Designated Shareholders' Agent in response to an Officer's Certificate contains instructions to the effect that Shares having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Officer's Certificate are to be released from the Escrow to Castelle, then (i) Escrow Agent shall be authorized to use a Stock Power held in the Escrow to transfer to Castelle, from the Escrow, Shares having a Stipulated Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 3.2(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount.

     (c) If a Response Notice delivered by the Designated Shareholders' Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 4 of this Escrow Agreement, Escrow Agent shall continue to hold in the Escrow (in addition to any other Shares permitted to be retained in the Escrow, whether in connection with any other dispute, or otherwise) Shares having a Stipulated Value equal to 125% of the Disputed Amount. Such Shares shall continue to be held in the Escrow until such time as (i) Castelle and the Designated Shareholders' Agent execute a settlement agreement containing instructions regarding the release of such Shares, (ii) Escrow Agent receives a written decision from the arbitrator assigned to the dispute and an application to correct or vacate the arbitration award can no longer be filed pursuant to the terms of the Reorganization Agreement, or (iii) Escrow Agent receives a copy of a court order containing instructions to Escrow Agent regarding the release of such Shares. Escrow Agent shall thereupon release such Shares from the Escrow in accordance with the instructions set forth in such settlement agreement, arbitration decision or court order. (The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in the Escrow in recognition of the fact that Castelle may have underestimated the aggregate amount of the actual and potential Damages arising from a particular breach.)

SECTION 4. RELEASE OF SHARES TO DESIGNATED SHAREHOLDERS' AGENT

     4.1 Shares to be Released. On the date 365 days after the Closing Date, Escrow Agent shall release to the Designated Shareholders' Agent from the Escrow all Shares then held in the Escrow, except for any Shares subject to an Officer's Certificate which has been delivered or that are to be retained in the Escrow in accordance with Section 3.2(c) of this Escrow Agreement.

     4.2 Procedures for Releasing Shares. Any release of shares to the Designated Shareholders' Agent pursuant to Section 4.1 of this Escrow Agreement may be effected by utilizing a nationally recognized overnight courier to deliver a stock certificate to the Designated Shareholders' Agent.

SECTION 5. VALUATION OF SHARES HELD IN ESCROW

     For purposes of this Escrow Agreement, the "Stipulated Value" of each of the Shares held in the Escrow shall be deemed to be equal to $8.00 (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Castelle after the Closing Date).

SECTION 6. FEES AND EXPENSES

     The Shareholders shall reimburse the Designated Shareholders' Agent for all reasonable expenses (including attorneys' fees) incurred by the Designated Shareholders' Agent in connection with the performance of his duties hereunder. In addition, the Designated Shareholders' Agent shall be promptly reimbursed by the Designated Shareholders, in proportion to the number of shares of Castelle Common Stock received by each of them as a result of the Merger, for any payments which the Designated Shareholders' Agent is obligated to make and which are made to the Escrow Agent pursuant to the indemnification provisions of this Escrow Agreement.

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

SECTION 7. PAYMENT OF ESCROW AGENT'S FEES AND EXPENSES

     All fees and expenses (including, without limitation, reasonable attorneys' fees) charged by Escrow Agent for its activities pursuant to this Agreement shall be paid by Castelle pursuant to the attached fee schedule.

SECTION 8. RIGHTS AND OBLIGATIONS OF ESCROW AGENT

     8.1 Successor Escrow Agent. Escrow Agent may resign as Escrow Agent at any time by notice to the Designated Shareholders' Agent and Castelle (the "Resignation Notice"). Upon receipt of the Resignation Notice, the Designated Shareholders' Agent and Castelle shall appoint a successor Escrow Agent, which shall be a banking corporation or trust company, organized under the laws of the United States or of the State of California, with a place of business in San Francisco. Upon receipt of notice of appointment from the Designated Shareholders' Agent and Castelle, Escrow Agent shall promptly deliver the Shares to such successor. In the event the Designated Shareholders' Agent and Castelle do not agree upon a successor and deliver written notice thereof to Escrow Agent within 60 days following delivery of the Resignation Notice, the Presiding Judge of the Superior Court of the State of California, in and for the City and County of San Francisco, shall appoint a successor in accordance with the above-mentioned guidelines, and Escrow Agent shall promptly deliver the Shares to such successor.

     8.2 Indemnification. The Designated Shareholders' Agent and Castelle, jointly and severally, hereby agree to indemnify and hold Escrow Agent harmless from and against any and all losses, claims, damages, actions, suits or other charges incurred by or assessed against Escrow Agent in the performance of its duties hereunder, except to the extent resulting from its own negligence or misconduct.

     8.3 Limitation Of Liability. Escrow Agent shall not incur any liability to anyone for damages, losses or expenses with respect to (a) any action taken or omitted in good faith upon advice of Escrow Agent's counsel given with respect to any questions relating to Escrow Agent's duties and responsibilities hereunder, or (b) any action taken or omitted in reliance upon any instrument (including, without limitation, any Officer's Certificate or Response Notice provided for herein) which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions hereof. Furthermore, in the event Escrow Agent shall be uncertain as to its rights or obligations hereunder, or in the event Escrow Agent shall receive any communication from the Designated Shareholders' Agent or Castelle with respect to the Shares which, in the opinion of Escrow Agent, is in conflict with any of the provisions of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Designated Shareholders' Agent and Castelle or by order of a court of competent jurisdiction.

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

     8.4 Controversies. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, Escrow Agent will not be required to determine the controversy or to take any action regarding it. Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy pursuant to Section 9.11 of the Reorganization Agreement hereof or by final appropriate legal proceedings or other means as, in Escrow Agent's discretion, Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, Escrow Agent will not be liable for interest or damage.

     8.5 No Interest. Notwithstanding any provision to the contrary contained in any other agreement between or among any of the parties hereto, Escrow Agent shall have no interest in the Shares.

     8.6 No Implied Obligations. This Agreement sets forth the exclusive obligations of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations of Escrow Agent shall be read into this Agreement.


SECTION 9. GENERAL

     9.1 Confirmation of Appointment. The Shareholders confirm the appointment and authority of the Designated Shareholders' Agent as set forth in Section 10.1 of Reorganization Agreement with respect to all matters relating to this Escrow Agreement. Any successor to the Designated Shareholders' Agent who is appointed in accordance with the provisions of Section 10.1 of the Reorganization Agreement shall be deemed to be the "Designated Shareholders' Agent" for purposes of this Escrow Agreement. Any document executed or action taken by the Shareholders' Agent shall be binding upon all of the Shareholders.

     9.2 Other Agreements. Nothing in this Escrow Agreement is intended to limit any of Castelle's rights, or any obligation of any Shareholder or Ibex, under the Reorganization Agreement.

     9.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

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

if to the Designated Shareholders' Agent or any of the Shareholders:

                      NEY GRANT
                      2725 Romer Boulevard
                      Pollock Pines, CA  95726
                      Facsimile:  (916) 647-2055

               if to Castelle:

                      CASTELLE

                      3255-3 Scott Boulevard
                      Santa Clara, California 95054
                      Attn:  President
                      Facsimile:  (408) 654-4699

               if to Escrow Agent:

                      --------------------

                      --------------------

                      --------------------

     9.4 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.5 Time of the Essence. Time is of the essence of this Escrow Agreement.

     9.6 Headings. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

     9.7 Governing Law; Venue.

     (a) This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     (b) Subject to the arbitration provisions of Section 9.11 of the Reorganization Agreement, any legal action or other legal proceeding relating to this Escrow Agreement or the enforcement of any provision of this Escrow Agreement may be brought or otherwise commenced in any state or federal court located in the State of California. Each party to this Escrow
     Agreement:

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

          (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California) in connection with any such legal proceeding;

          (ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

          (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Escrow Agreement or the subject matter of this Escrow Agreement may not be enforced in or by such court.

     (c) Unless addressed in Section 9.7(b) of this Escrow Agreement, nothing contained in this Escrow Agreement shall be deemed to limit or otherwise affect the right of any party hereto to commence any legal proceeding or otherwise proceed against any other party hereto in any other forum or jurisdiction.

     9.8 Successors and Assigns; Parties in Interest.

     (a) Subject to Sections 2.4 and 9.8(b) of this Escrow Agreement, this Escrow Agreement shall be binding upon: Ibex and its successors and assigns (if any); the Designated Shareholders' Agent and the Shareholders and their respective estates, successors and assigns (if any); and Castelle and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: Ibex; the Shareholders; Castelle; the other Indemnitees (subject to Section 9.8 of the Reorganization Agreement); and the respective successors (if any) of the foregoing.

     (b) Castelle may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other person without obtaining the consent or approval of any other party hereto or of any other person. Castelle may not delegate its obligations under this Escrow Agreement to any other person without the prior consent of the Designated Shareholders' Agent. None of the Shareholders, the Designated Shareholders' Agent or Ibex shall be permitted to assign any of his, her or its rights or delegate any of his, her or its obligations under this Escrow Agreement without Castelle's prior reasonable written consent.

     9.9 Waiver.

     (a) No failure on the part of any person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

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

     (b) No person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.10 Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Castelle and the Designated Shareholders' Agent.

     9.11 Severability. In the event that any provision of this Escrow Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.12 Entire Agreement. This Escrow Agreement, the Reorganization Agreement and the Exhibits thereto set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     9.13 Construction.

     (a) For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

     (c) As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Escrow Agreement to "Sections" are intended to refer to Sections of this Escrow Agreement.

                                      132

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     IN WITNESS  WHEREOF,  the parties have executed this Escrow Agreement as of the date first above written.

                              CASTELLE,

                              a California corporation







                              By:



                              IBEX TECHNOLOGIES, INC.,
                              a California corporation




                              By:
                              Ney Grant, President












                              Shareholders' Agent



                              ESCROW AGENT

                                      133

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                                  ATTACHMENT A

                                  SHAREHOLDERS





Ney Grant and Betsy Gray-Grant

Clovis Mattos

Curtis Powell

                                  ATTACHMENT B

                            ESCROW AGENT FEE SCHEDULE

                                    EXHIBIT M

                            FORM OF IRREVOCABLE PROXY

                                IRREVOCABLE PROXY


     ____________________ ("Shareholder"), a shareholder of Ibex Technologies, Inc., a California corporation (the "Company"), hereby irrevocably appoints Castelle, a California corporation, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote the __________ shares of voting common stock of the Company owned of record by Shareholder (the "Shares") with respect to the following matters (the "Identified Matters"):

     (a) the Reorganization Agreement (as herein defined), the Merger (as herein defined), and the other transactions contemplated by the Reorganization Agreement;

     (b) any proposal made in opposition to or in competition with the consummation of the Merger;

     (c) any proposal contemplating any transaction involving: (i) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets; or (ii) the issuance, disposition or acquisition of (A) any capital stock or other equity security of the Company, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of the Company, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

     (d) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company; and

     (e) any other action or agreement that could reasonably be expected to result in (i) a breach of any representation, warranty covenant or obligation of the Company or Shareholder under the Reorganization Agreement, or under any other agreement executed on behalf of the Company or Shareholder, or (ii) any of the conditions to the Company's or Castelle's obligations under the Reorganization Agreement not being satisfied.

     This Proxy shall terminate at such time (if ever) as that certain Agreement and Plan of Reorganization dated as of August __, 1996 (the "Reorganization Agreement") among Castelle, the Company, Shareholder and certain other shareholders of the Company, providing for the merger of the Company into Castelle (the "Merger"), shall have been validly terminated or closed in accordance with its terms. Upon the execution hereof, all prior proxies given by Shareholder with respect to the Shares are hereby revoked, and no subsequent proxies will be given. This Proxy is irrevocable, is coupled with an interest and is granted in consideration of Castelle entering into the Reorganization Agreement. The attorneys and proxies appointed pursuant to this Proxy will be empowered (at all times prior to the termination of the Reorganization Agreement) to exercise (in their discretion and in such manner as they may deem appropriate) all voting and other rights of Shareholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares), with respect to the Identified Matters, at every meeting of the shareholders of the Company (and every adjournment or postponement thereof) or by written consent in lieu of such a meeting, or otherwise.

     This Proxy shall be binding upon the Shareholder and his personal representatives, executors, administrators, estates, heirs, successors and assigns (if any). This Proxy shall inure to the benefit of Castelle and its respective successors and assigns (if any).







Dated:  ______________, 1996                    _______________________________
                                                          Shareholder

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